                                                                    Exhibit 99.1
                                                                  EXECUTION COPY




                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                            TYCO ACQUISITION CORP. 33

                                       and

                                MCGRATH RENTCORP

                                    including

                                    GUARANTEE

                                       of

                             TYCO INTERNATIONAL LTD.







                          Dated as of December 20, 2001

                               TABLE OF CONTENTS

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                                                                                           Page
                                                                                           ----
ARTICLE I      THE MERGER....................................................................7

   SECTION 1.01  The Merger..................................................................7
   SECTION 1.02  Effective Time..............................................................7
   SECTION 1.03  Effect of the Merger........................................................7
   SECTION 1.04  Articles of Incorporation; By-laws..........................................7
   SECTION 1.05  Directors and Officers......................................................8
   SECTION 1.06  Effect on Securities........................................................8
   SECTION 1.07  Exchange of Shares.........................................................13
   SECTION 1.08  No Further Ownership Rights in the Company Common Stock....................16
   SECTION 1.09  Tax Consequences...........................................................16
   SECTION 1.10  Taking of Necessary Action; Further Action.................................16
   SECTION 1.11  Dissenters' Rights.........................................................16

ARTICLE II     REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................16

   SECTION 2.01  Organization and Qualification; Subsidiaries...............................17
   SECTION 2.02  Articles of Incorporation and By-laws......................................17
   SECTION 2.03  Capitalization.............................................................17
   SECTION 2.04  Authority Relative to this Agreement.......................................18
   SECTION 2.05  No Conflict................................................................19
   SECTION 2.06  Material Contracts.........................................................19
   SECTION 2.07  Governmental Approvals.....................................................20
   SECTION 2.08  Compliance; Permits........................................................21
   SECTION 2.09  SEC Filings; Financial Statements; Regulatory Filings......................22
   SECTION 2.10  Absence of Certain Changes or Events.......................................22
   SECTION 2.11  No Undisclosed Liabilities.................................................23
   SECTION 2.12  Absence of Litigation......................................................23
   SECTION 2.13  Company Employee Plans; Employment Agreements..............................23
   SECTION 2.14  Employment and Labor Matters...............................................27
   SECTION 2.15  Registration Statement; Proxy Statement/Prospectus.........................27
   SECTION 2.16  Restrictions on Business Activities........................................28
   SECTION 2.17  Title to Property..........................................................28
   SECTION 2.18  Taxes......................................................................29
   SECTION 2.19  Environmental Matters......................................................30
   SECTION 2.20  Intellectual Property......................................................32
   SECTION 2.21  Interested Party Transactions..............................................34
   SECTION 2.22  Insurance..................................................................34
   SECTION 2.23  Product Liability and Recalls..............................................34
   SECTION 2.24  Absence of Questionable Payments...........................................34
   SECTION 2.25  Brokers....................................................................35
   SECTION 2.26  Opinion of Company Financial Advisor.......................................35

                               TABLE OF CONTENTS
                                  (continued)

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                                                                                           ----
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ARTICLE III    REPRESENTATIONS AND WARRANTIES OF ACQUIROR...................................35

   SECTION 3.01  Organization and Qualification; Subsidiaries...............................35
   SECTION 3.02  Capitalization.............................................................36
   SECTION 3.03  Authority Relative to this Agreement.......................................36
   SECTION 3.04  No Conflict................................................................37
   SECTION 3.05  Governmental Approvals.....................................................37
   SECTION 3.06  Compliance.................................................................38
   SECTION 3.07  SEC Filings; Financial Statements..........................................38
   SECTION 3.08  Absence of Certain Changes or Events.......................................39
   SECTION 3.09  Absence of Litigation......................................................39
   SECTION 3.10  Registration Statement; Proxy Statement/Prospectus.........................39
   SECTION 3.11  Brokers....................................................................40
   SECTION 3.12  Ownership of Acquiror; No Prior Activities.................................40
   SECTION 3.13  No Undisclosed Liabilities.................................................40
   SECTION 3.14  Financing..................................................................40

ARTICLE IV     CONDUCT OF BUSINESS PENDING THE MERGER.......................................41

   SECTION 4.01  Conduct of Business by the Company Pending the Merger......................41
   SECTION 4.02  No Solicitation............................................................43
   SECTION 4.03  Conduct of Business by Guarantor Pending the Merger........................46

ARTICLE V      ADDITIONAL AGREEMENTS........................................................47

   SECTION 5.01  Proxy Statement/Prospectus; Registration Statement.........................47
   SECTION 5.02  Company Shareholders Meeting...............................................48
   SECTION 5.03  Access to Information; Confidentiality.....................................49
   SECTION 5.04  Consents; Approvals........................................................49
   SECTION 5.05  Agreements with Respect to Affiliates......................................50
   SECTION 5.06  Indemnification and Insurance..............................................50
   SECTION 5.07  Notification of Certain Matters............................................51
   SECTION 5.08  Further Action/Tax Treatment...............................................52
   SECTION 5.09  Public Announcements.......................................................52
   SECTION 5.10  Guarantor Common Shares....................................................53
   SECTION 5.11  Conveyance Taxes; FIRPTA Certificate.......................................53
   SECTION 5.12  Stock Incentive Plans; Restricted Shares; Other Programs...................53
   SECTION 5.13  Employee Matters...........................................................54
   SECTION 5.14  Accountants' Letters.......................................................55
   SECTION 5.15  Compliance with State Property Transfer Statutes...........................55

ARTICLE VI     CONDITIONS TO THE MERGER.....................................................56

                               TABLE OF CONTENTS
                                  (continued)

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                                                                                           ----
   SECTION 6.01  Conditions to Obligation of Each Party to Effect the Merger................56
   SECTION 6.02  Additional Conditions to Obligations of Acquiror...........................57
   SECTION 6.03  Additional Conditions to Obligation of the Company.........................58
   SECTION 6.04  Failure to Deliver Tax Opinions............................................58

ARTICLE VII    TERMINATION..................................................................59

   SECTION 7.01  Termination................................................................59
   SECTION 7.02  Effect of Termination......................................................61
   SECTION 7.03  Fees and Expenses..........................................................62

ARTICLE VIII   GENERAL PROVISIONS...........................................................63

   SECTION 8.01  Effectiveness of Representations, Warranties and Agreements................63
   SECTION 8.02  Notices....................................................................64
   SECTION 8.03  Certain Definitions........................................................65
   SECTION 8.04  Amendment..................................................................66
   SECTION 8.05  Waiver.....................................................................67
   SECTION 8.06  Headings...................................................................67
   SECTION 8.07  Severability...............................................................67
   SECTION 8.08  Entire Agreement...........................................................67
   SECTION 8.09  Assignment.................................................................67
   SECTION 8.10  Parties in Interest........................................................67
   SECTION 8.11  Failure or Indulgence Not Waiver; Remedies Cumulative......................68
   SECTION 8.12  Governing Law; Jurisdiction................................................68
   SECTION 8.13  Counterparts...............................................................68
   SECTION 8.14  Waiver of Jury Trial.......................................................68
   SECTION 8.15  Performance of Guarantee...................................................68
   SECTION 8.16  Enforcement................................................................68

                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER, dated as of December 20, 2001 (this "Agreement"), by and between TYCO ACQUISITION CORP. 33 ("Acquiror"), a Nevada corporation and a direct, wholly-owned subsidiary of TYCO INTERNATIONAL LTD. ("Guarantor"), a Bermuda company, and MCGRATH RENTCORP, a California corporation (the "Company").

                              W I T N E S S E T H:

            WHEREAS, the respective Boards of Directors of Acquiror and the Company and the Executive Committee of Guarantor's Board of Directors have approved this Agreement, and declared that it is advisable that Acquiror acquire all of the outstanding shares ("Shares") of common stock, without par value ("Company Common Stock"), of the Company through a merger of the Company with and into Acquiror (the "Merger") pursuant to and upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the Nevada General Corporation Law (the "NGCL") and the California General Corporation Law (the "CGCL");

            WHEREAS, Acquiror and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"), and that the transactions contemplated by this Agreement be undertaken pursuant to such plan. For accounting purposes, the Merger is intended to be accounted for as a "purchase" under United States generally accepted accounting principles ("GAAP");

            WHEREAS, pursuant to the Merger, each Share shall be converted into the right to receive the Merger Consideration, pursuant to and upon the terms and subject to the conditions set forth herein;

            WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, Guarantor has agreed fully and unconditionally to guarantee all the representations, warranties, covenants, agreements and other obligations of Acquiror in this Agreement (the "Guarantee"); and

            WHEREAS, the Company and Acquiror desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the transactions contemplated hereby.

            NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

        Definitions:

        "Acquiror" is defined in the preamble.

        "Acquiror Common Stock" is defined in Section 1.06(d).

        "Acquiror Tax Opinion" is defined in Section 6.01(f).

        "Acquisition Proposal" is defined in Section 4.02(a).

        "Adjusted Option" is defined in Section 5.12(a).

        "Affiliate Plan" is defined in Section 2.13(a).

        "affiliates" is defined in Section 8.03(a).

        "Agent's Message" is defined in Section 1.06(a)(vii).

        "Agreement" is defined in the preamble.

        "Alternative Transaction" is defined in Section 4.02(a).

        "Articles of Merger" is defined in Section 1.02.

        "ATOP" is defined in Section 1.06(a)(vii).

        "Average Share Price" is defined in Section 1.06(a)(i).

        "Benefits Continuation Period" is defined in Section 5.13(a).

        "business day" is defined in Section 8.03(b).

        "Cash Deficiency Ratio" is defined in Section 1.06(a)(i).

        "Cash Electing Shares" is defined in Section 1.06(a)(i).

        "Cash Proration Factor" is defined in Section 1.06(a)(i).

        "Cash Share Number" is defined in Section 1.06(a)(i).

        "CERCLA" is defined in Section 2.19(f)(ii).

        "Certificate of Merger" is defined in Section 1.02.

        "Certificates" is defined in Section 1.06(f).

        "CGCL" is defined in the recitals.

        "COBRA" is defined in Section 2.13(b).

        "Code" is defined in the recitals.

        "Company" is defined in the preamble.

        "Company Affiliate Letter" is defined in Section 5.05.

        "Company Charter Documents" is defined in Section 2.02.

        "Company Common Stock" is defined in the recitals.

        "Company Disclosure Schedule" is defined in Section 2.01.

        "Company Employee" is defined in Section 5.13(a).

        "Company Employee Plans" is defined in Section 2.13(a).

        "Company Financial Advisor" is defined in Section 2.25.

        "Company Intellectual Property Assets" is defined in Section 2.20(a).

        "Company Permits" is defined in Section 2.08(c).

        "Company Restricted Shares" is defined in Section 1.06(c).

        "Company SEC Documents" is defined in Section 8.03(c).

        "Company Shareholders Meeting" is defined in Section 2.04(b).

        "Company Stock Option Plans" is defined in Section 1.06(c).

        "Company Stock Options" is defined in Section 1.06(c).

        "Company Tax Opinion" is defined in Section 6.01(f).

        "Confidentiality Agreement" is defined in Section 5.03.

        "Contracts and Other Agreements" is defined in Section 2.05.

        "control" is defined in Section 8.03(d).

        "Covered Persons" is defined in Section 5.06(c).

        "D&O Insurance" is defined in Section 5.06(d).

        "Daily Share Price" is defined in Section 1.06(a)(i).

        "DOL" is defined in Section 2.13(a).

        "dollars" is defined in Section 8.03(e).

        "DTC" is defined in Section 1.06(a)(vii).

        "Effective Time" is defined in Section 1.02.

        "Election" is defined in Section 1.06(a)(vii).

        "Election Deadline" is defined in Section 1.06(a)(viii).

        "Election Form Record Date" is defined in Section 1.06(a)(vii).

        "Environmental Claim" is defined in Section 2.19(f)(i).

        "Environmental Laws" is defined in Section 2.19(f)(ii).

        "ERISA" is defined in Section 2.13(a).

        "Exchange Act" is defined in Section 8.03(f).

        "Exchange Agent" is defined in Section 1.07(a).

        "Exchange Fund" is defined in Section 1.07(b).

        "Exchange Ratio" is defined in Section 1.06(a)(i).

        "Expenses" is defined in Section 7.03(b).

        "Fee" is defined in Section 7.03(b).

        "Form of Election" is defined in Section 1.06(a)(vii).

        "GAAP" is defined in the recitals.

        "Governmental Entity" is defined in Section 2.07.

        "Guarantee" is defined in the recitals.

        "Guarantor" is defined in the preamble.

        "Guarantor Charter Documents" is defined in Section 3.01(a).

        "Guarantor Common Shares" is defined in Section 3.02(a).

        "Guarantor Preference Shares" is defined in Section 3.02(a).

        "Guarantor SEC Documents" is defined in Section 8.03(g).

        "HSR Act" is defined in Section 2.07.

        "Indemnified Parties" is defined in Section 5.06(b).

        "Intellectual Property Assets" is defined in Section 2.20(a).

        "IRS" is defined in Section 2.13(b).

        "ISO" is defined in Section 2.13(c).

        "knowledge" is defined in Section 8.03(h).

        "Legal Requirements" is defined in Section 2.05

        "M&F" is defined in Section 4.02(a).

        "Material Adverse Effect" is defined in Section 8.03(i).

        "Material Contracts" is defined in Section 2.06(b).

        "Materials of Environmental Concern" is defined in Section 2.19(f)(iii).

        "Merger" is defined in the recitals.

        "Merger Consideration" is defined in Section 1.07(c).

        "NASDAQ" means the Nasdaq Stock Market.

        "New Acquiror" is defined in Section 6.04.

        "New Merger" is defined in Section 6.04.

        "NGCL" is defined in the recitals.

        "Non-Competition Agreement" is defined in Section 2.13(g).

        "Non-Electing Shares" is defined in Section 1.06(a)(i).

        "Non-U.S. Monopoly Laws" is defined in Section 2.07.

        "NYSE" is defined in Section 8.03(j).

        "Orders" is defined in Section 2.12.

        "OSHA" is defined in Section 2.19(f)(ii).

        "Outstanding Shares" is defined in Section 1.06(a)(i).

        "PCBs" is defined in Section 2.19(d).

        "Per Share Amount" is defined in Section 1.06(a)(i).

        "person" is defined in Section 8.03(k).

        "Post-1998 Company SEC Documents" is defined in Section 2.09(a).

        "Post-1998 Guarantor SEC Documents" is defined in Section 3.07(a).

        "Proxy Statement/Prospectus" is defined in Section 2.15(a)(ii).

        "RCRA" is defined in Section 2.19(f)(ii).

        "Registration Statement" is defined in Section 3.10(a)(i).

        "Rental Agreements" is defined in Section 2.06(c).

        "Rental Property" is defined in Section 2.06(c).

        "Rule 145" is defined in Section 5.05.

        "SEC" is defined in Section 8.03(l).

        "Securities Act" is defined in Section 8.03(m).

        "Shares" is defined in the recitals.

        "Stock Deficiency Ratio" is defined in Section 1.06(a)(i).

        "Stock Electing Shares" is defined in Section 1.06(a)(i).

        "Stock Proration Factor" is defined in Section 1.06(a)(i).

        "Stock Share Number" is defined in Section 1.06(a)(i).

        "subsidiary" or "subsidiaries" is defined in Section 8.03(n).

        "Subsidiary Documents" is defined in Section 2.02.

        "Superior Proposal" is defined in Section 4.02(a).

        "Surviving Corporation" is defined in Section 1.01.

        "Tax" is defined in Section 2.18(b).

        "Tax Opinion Condition" is defined in Section 6.04.

        "Tax Return" is defined in Section 2.18(b).

        "Terminating Breach" is defined in Section 7.01(h).

        "Terminating Change" is defined in Section 7.01(g).

        "Terminating Misrepresentation" is defined in Section 7.01(f).

        "Third Party" is defined in Section 4.02(a).

        "Third Party Intellectual Property Assets" is defined in Section
           2.20(c).

        "TSCA" is defined in Section 2.19(f)(ii).

        "2001 Company Balance Sheet" is defined in Section 2.11.

        "2001 Guarantor Balance Sheet" is defined in Section 3.13.

                                    ARTICLE I

                                   THE MERGER

            SECTION 1.01 The Merger. At the Effective Time, and subject to and upon the terms and conditions of this Agreement, the NGCL and the CGCL, the Company shall be merged with and into Acquiror, the separate corporate existence of the Company shall cease, and Acquiror shall continue as the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation").

            SECTION 1.02 Effective Time. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.01, as promptly as practicable (and in any event within two business days) after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by
(i) filing articles of merger with the Secretary of State of the State of Nevada in such appropriate form as determined by the parties, as contemplated by the NGCL (the "Articles of Merger") and (ii) filing an agreement or certificate of merger with the Secretary of State of the State of California in such appropriate form as determined by the parties, as contemplated by the CGCL (the "Certificate of Merger"), each, together with any required related certificates in such forms as required by, and executed in accordance with, the relevant provisions of the NGCL and the CGCL, respectively. The Merger shall become effective at the time of the later to occur of such filings or at such later time as may be agreed upon in writing by the Company and Acquiror, specified in the Articles of Merger and the Certificate of Merger (the "Effective Time"). Prior to such filings, a closing shall take place at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York, unless another time or place is agreed to in writing by the parties hereto, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VI.

            SECTION 1.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger, the Certificate of Merger and the applicable provisions of the NGCL and the CGCL. Without limiting the generality of the foregoing, at the Effective Time, the Surviving Corporation shall possess all the property, rights, privileges, powers and franchises of Acquiror and the Company, and shall be subject to all debts, liabilities and duties of Acquiror and the Company.

            SECTION 1.04 Articles of Incorporation; By-laws. (a) At the Effective Time, the Articles of Incorporation of Acquiror, which shall comply with Section 5.06, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with the NGCL and such Articles of Incorporation, except that the name of the Surviving Corporation shall be changed to "McGrath RentCorp".

            (b) At the Effective Time, the By-laws of Acquiror, which shall comply with Section 5.06, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended in accordance with the NGCL and such By-laws.

            SECTION 1.05 Directors and Officers. The directors of Acquiror immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

            SECTION 1.06 Effect on Securities. (a) Conversion of the Company Common Stock.

                (i) Definitions. As used in this Agreement, the following terms shall have the meanings specified below:

            "Average Share Price" means the average of the Daily Share Prices for the five consecutive trading days ending on the fourth trading day prior to and not including the date of the Company Shareholders Meeting.

            "Cash Deficiency Ratio" means a fraction (x) whose numerator is the positive difference between the Cash Share Number and the number of Cash Electing Shares and (y) whose denominator is the number of Non-Electing Shares.

            "Cash Electing Shares" means the Shares as to which a valid election has been made to receive cash.

            "Cash Proration Factor" means (x) the Cash Share Number divided by
(y) the number of Cash Electing Shares.

            "Cash Share Number" is equal to (x) the number of Outstanding Shares less (y) the Stock Share Number.

            "Daily Share Price" for any trading day means the volume-weighted average of the per share selling prices on the NYSE of the Guarantor Common Shares for that day, as reported by Bloomberg Financial Markets (or if such service is unavailable, a service providing similar information selected by Acquiror and the Company).

            "Exchange Ratio" means the Per Share Amount divided by the Average Share Price, subject to adjustment as provided in Sections 1.06(e) and 7.01(j).

            "Non-Electing Shares" means all Outstanding Shares as to which a valid election to receive either cash or Guarantor Common Shares has not been made.

            "Outstanding Shares" means Shares outstanding at the Effective Time.

            "Per Share Amount" means $38.00.

            "Stock Deficiency Ratio" means a fraction (x) whose numerator equals the positive difference between the Stock Share Number and the number of Stock Electing Shares and (y) whose denominator is the number of Non-Electing Shares.

            "Stock Electing Shares" means the Shares as to which a valid election has been made to receive Guarantor Common Shares.

            "Stock Proration Factor" means (x) the Stock Share Number divided by
(y) the number of Stock Electing Shares.

            "Stock Share Number" means (i) if the number of Stock Electing Shares is less than 50% of the Outstanding Shares, 50% of the Outstanding Shares; (ii) if the number of Stock Electing Shares is 50% or greater of the Outstanding Shares but less than or equal to 75% of the Outstanding Shares, the number of Stock Electing Shares; and (iii) if the number of Stock Electing Shares is greater than 75% of the Outstanding Shares, 75% of the Outstanding Shares; provided, however, if as a result of the immediately preceding clauses
(i)-(iii) the Tax Opinion Condition will not be satisfied, then, if the Company so consents, the Stock Share Number shall be increased to equal the minimum number of Shares as is necessary so that the Stock Share Number will not prevent the satisfaction of the Tax Opinion Condition.

                (ii) General. At and as of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares or any shares of capital stock of Acquiror, except as otherwise provided in this
Section 1.06, each Share issued and outstanding immediately prior to the Effective Time, other than any Shares to be canceled pursuant to Section 1.06(b) and other than Shares as to which dissenters' rights are exercised pursuant to
Section 1.11, will be canceled and extinguished and automatically converted (subject to Sections 1.06(e) and (f)) into the right to receive, without any interest thereon, upon surrender of the certificate representing such Shares in the manner provided in Section 1.07 (if not previously surrendered pursuant to Section 1.06(a)(vii)), a fraction of a Guarantor Common Share, cash or a combination of a fraction of a Guarantor Common Share and cash as hereinafter provided.

                (iii) Elections. Subject to Sections 1.06(a)(iv), (v) and (vi) below, each holder of Company Common Stock shall be entitled, with respect to each Share held by such holder, to elect to receive either:

                (1) cash equal to the Per Share Amount; or

                (2) a fraction of a Guarantor Common Share equal to the Exchange Ratio.

                Notwithstanding the foregoing, each holder's elections, pursuant to this Section 1.06, shall be considered at the request of the holder and, to the extent practicable, based on the aggregate number of Shares beneficially owned by such holder and its affiliates, not solely on a per share basis. In furtherance thereof, to the extent practicable, in the event a holder's election for cash and Guarantor Common Shares cannot be complied with because the Cash Electing Shares exceeds the Cash Share Number or the Stock Electing Shares exceeds the Stock Share Number as provided in Sections 1.06(a)(iv) and (v), each holder that beneficially owns Shares in more than one name or account and/or whose affiliates own Shares may specify how to allocate the cash paid and Guarantor Common Shares delivered to such holder in the Merger among the various accounts that such holder beneficially owns and, with the requisite consent of such holder's affiliates, among the accounts beneficially owned by such holder and its affiliates.

                (iv) Excess of Cash Electing Shares. If the number of Cash Electing Shares exceeds the Cash Share Number:

                (1) each Stock Electing Share shall be converted into a fraction of a Guarantor Common Share equal to the Exchange Ratio;

                (2) each Cash Electing Share shall be converted into the right to receive (I) cash equal to the Per Share Amount multiplied by the Cash Proration Factor and (II) a fraction of a Guarantor Common Share equal to (x) the Exchange Ratio multiplied by (y) one minus the Cash Proration Factor; and

                (3) each Non-Electing Share shall be converted into the right to receive a fraction of a Guarantor Common Share equal to the Exchange Ratio.

                (v) Excess of Stock Electing Shares. If the number of Stock Electing Shares exceeds the Stock Share Number:

                (1) each Cash Electing Share shall be converted into the right to receive cash equal to the Per Share Amount;

                (2) each Stock Electing Share shall be converted into the right to receive (I) a fraction of a Guarantor Common Share equal to (x) the Exchange Ratio multiplied by (y) the Stock Proration Factor and (II) cash equal to (x) the Per Share Amount multiplied by (y) one minus the Stock Proration Factor; and

                (3) each Non-Electing Share shall be converted into the right to receive cash equal to the Per Share Amount.

                (vi) No Excess of Cash Electing or Stock Electing Shares. In the event that neither Section 1.06(a)(iv) nor 1.06(a)(v) above is applicable:

                (1) each Cash Electing Share shall be converted into the right to receive cash equal to the Per Share Amount;

                (2) each Stock Electing Share shall be converted into the right to receive a fraction of a Guarantor Common Share equal to the Exchange Ratio; and

                (3) each Non-Electing Share shall be converted into the right to receive (I) cash in the amount of (x) the Per Share Amount multiplied by (y) the Cash Deficiency Ratio and (II) a fraction of a Guarantor Common Share equal to
(x) the Exchange Ratio multiplied by (y) the Stock Deficiency Ratio.

                (vii) Exercise of Election. All elections in accordance with this Section 1.06 shall be made on a form designed for that purpose and mutually acceptable to the Company and Acquiror (a "Form of Election") and mailed to holders of record of the Company Common Stock as of the record date for the Company Shareholders Meeting or such other date as Acquiror and the Company mutually agree (the "Election Form Record Date") or, in the case of Shares held in book-entry form, through transmission of an Agent's Message. To the extent practicable, the Form of Election shall permit each holder that beneficially owns Shares, and/or whose affiliates beneficially own Shares, in more than one name or account, in the event that the Cash Electing Shares exceeds the Cash Share Number or the Stock Electing Shares exceeds the Stock Share Number as provided in Sections 1.06(a)(iv) and (v), to specify how to allocate the cash paid and Guarantor Common Shares issued in the Merger among the various accounts that such holder of Shares beneficially owns and, with the requisite consent of such holder's affiliates, among the accounts beneficially owned by such holder and its affiliates. Acquiror and the Company shall make available one or more Forms of Election as may be reasonably requested by all persons who become holders (or beneficial owners) of the Company Common Stock between the Election Form Record Date and the close of business on the day prior to the Election Deadline. Elections shall be made by submitting to the Exchange Agent in accordance with this Section 1.06(a)(vii) either (A) a properly completed and signed Form of Election accompanied by the certificates representing the Shares as to which the valid election is being made (or an appropriate guarantee of delivery by an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 promulgated pursuant to the Exchange Act) or (B) in the case of Shares held in book-entry form, by the transfer of such shares to an account established by the Exchange Agent for this purpose at the Depository Trust Company ("DTC") and the timely receipt by the Exchange Agent of an Agent's Message transmitted through DTC's Automated Tender Offer Program ("ATOP") (either of (A) or (B), an "Election"). The term "Agent's Message" means a message transmitted by DTC and received by the Exchange Agent and forming part of the confirmation of a book-entry transfer which states that DTC has received an express acknowledgment from a participant transmitting the Shares, sets forth the election being made with respect to such shares and states that such participant has agreed to be bound by the terms of the Form of Election with respect to such Shares. Acquiror will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to reasonably determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election, or, in the case of Shares held in book-entry form, whether an Agent's Message has properly been received or whether any modifications of the procedures set forth in this Section 1.06 are necessary to comply with the requirements of DTC. The decision of Acquiror (or the Exchange Agent) in such matters shall be conclusive and binding on the holders of Shares.

                (viii) Election Deadline. An Election must be received by the Exchange Agent by 5:00 p.m. New York City time on the day of the Effective Time (such time hereinafter referred to as the "Election Deadline") in order to be effective. Any holder of Shares who has made an Election may at any time prior to the Election Deadline change such holder's election by submitting a revised Form of Election, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline or, in the case of Shares held in book-entry form, by causing there to be transmitted and received by the Exchange Agent prior to the Election Deadline a properly transmitted Request Message through ATOP. Any holder of Shares may at any time prior to the Election Deadline revoke its election and withdraw its certificates representing Shares deposited with the Exchange Agent by written notice to the Exchange Agent received prior to the Election Deadline or, in the case of Shares held in book-entry form, withdraw its Shares transferred to the Exchange Agent by a properly transmitted "Request Message" through ATOP prior to the Election Deadline specifying the name and number of the account at DTC to be credited.

                As soon as practicable after the Election Deadline, the Exchange Agent shall determine the number of Cash Electing Shares, Stock Electing Shares and Non-Electing Shares, and shall notify Acquiror of its determination (a copy of which Acquiror shall promptly provide to the Company). Promptly after such notification, Acquiror shall cause Guarantor to issue a press release announcing such determination.

                (ix) Deemed Non-Election. For the purposes hereof, Shares with respect to which a holder does not submit a valid Election prior to the Election Deadline shall be deemed to be Non-Electing Shares. If Acquiror or the Exchange Agent shall determine that any purported election was not properly made, such purported election shall be deemed to be of no force and effect, and the Shares with respect to which such purported election was made shall, for purposes hereof, be deemed to be Non-Electing Shares. Neither Acquiror nor the Exchange Agent shall have any obligation to inform any holder of Shares of any defect in the making of an election.

                (x) Return of Company Common Stock. In the event that this Agreement is terminated without the Merger having been consummated, Acquiror shall instruct the Exchange Agent to return all Shares submitted or transferred to the Exchange Agent pursuant to Section 1.06(a)(vii).

            (b) Cancellation of the Company-Owned and Acquiror-Owned Stock. Each Share held by the Company or any subsidiary of the Company or owned by Guarantor or Acquiror immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

            (c) Stock Incentive Plans. At the Effective Time, (i) all options or rights ("Company Stock Options") to purchase Company Common Stock then outstanding, whether under (A) the Company's 1987 Incentive Stock Option Plan,
(B) the Company's 1998 Stock Option Plan, or (C) any other stock option plan or agreement of the Company (collectively, the "Company Stock Option Plans"), and
(ii) all Shares subject to forfeiture granted under the Company's Long-Term Stock Bonus Plan, the Company's 2000 Long-Term Stock Bonus Plan or any other plan or agreement of the Company (the "Company Restricted Shares") that are outstanding, shall be treated in accordance with Section 5.12 of this Agreement.

            (d) Capital Stock of Acquiror. Each share of common stock, par value $0.01 per share, of Acquiror (the "Acquiror Common Stock") issued and outstanding immediately prior to the Effective Time shall constitute one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation. Following the Effective Time, each certificate evidencing ownership of shares of Acquiror Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

            (e) Adjustments to Consideration. If, notwithstanding the provisions of Section 4.01, during the period between the date of this Agreement and the Effective Time:

                (i) there shall occur any change in the outstanding shares of capital stock of Guarantor or the Company by reason of any reclassification, recapitalization, redenomination of capital stock, stock split, reverse stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Per Share Amount, the Exchange Ratio, the Merger Consideration and any other amounts payable or to be delivered pursuant to the Merger or otherwise pursuant to this Agreement (including for purposes of Section 7.01(j)) shall be appropriately adjusted; or

                (ii) the Company shall pay any cash dividend, non-cash dividend or other distribution on, or issue any rights with respect to, the Shares (other than as provided in clause (i) above and except for quarterly cash dividends of up to $0.16 per Share), then (x) as a condition to the payment by Acquiror of the Merger Consideration, such dividend, right or distribution shall (1) be received and held by the holders of Shares for the account of Acquiror and will be required to be promptly remitted and transferred by each such holder to the Exchange Agent accompanied by appropriate documentation of transfer, or (2) at the direction of Acquiror, be exercised for the benefit of Acquiror, in which case the proceeds of such exercise will promptly be remitted to Acquiror; or
(y) the Merger Consideration and any other amounts payable or to be delivered pursuant to the Merger or otherwise pursuant to this Agreement (including for purposes of Section 7.01(j)) shall be appropriately adjusted. Pending the remittance referred to in clause (x) above, Acquiror, subject to applicable law, shall be entitled to all rights and privileges as owner of any such cash dividend, non-cash dividend, distribution or right and may withhold the entire Merger Consideration or deduct from the amount or value thereof, as determined by Acquiror in its sole discretion.

            (f) Fractional Shares. No certificate or scrip representing fractional Guarantor Common Shares will be issued in the Merger upon the surrender for exchange of a certificate which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"). In lieu of any such fractional Guarantor Common Shares, each holder of Certificates who would otherwise have been entitled to a fraction of a Guarantor Common Share in exchange for such Certificate (after taking into account all Certificates delivered by such holder) pursuant to this Section shall receive from the Exchange Agent, as applicable, a cash payment in lieu of such fractional Guarantor Common Share, determined by multiplying (A) the fractional share interest to which such holder would otherwise be entitled by (B) the Average Share Price.

            SECTION 1.07 Exchange of Shares. (a) Exchange Agent. Acquiror shall select a bank or trust company reasonably acceptable to the Company to act as the exchange agent (the "Exchange Agent") in the Merger.

            (b) Exchange Fund. As necessary from time to time following the Effective Time, Acquiror shall make available to the Exchange Agent for exchange in accordance with this Article I, (i) certificates evidencing the Guarantor Common Shares issuable pursuant to Section 1.06(a), (ii) the cash payable pursuant to Section 1.06(a) and (iii) cash payable in lieu of fractional shares pursuant to Section 1.06(f) (such certificates for Guarantor Common Shares, together with any dividends or distributions with respect thereto, and cash are hereinafter referred to as the "Exchange Fund").

            (c) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Acquiror shall cause the Exchange Agent to mail to each holder of record of Certificates who has not validly submitted (or has submitted and withdrawn) such holder's Certificates to the Exchange Agent in accordance with
Section 1.06(a)(vii) (other than Certificates representing Shares as to which dissenters' rights are exercised pursuant to Section 1.11) (i) a letter of transmittal in customary form (that shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall contain such other customary provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Guarantor Common Shares and/or cash, as provided in Section 1.06(a), and cash in lieu of any fractional shares, as provided in Section 1.06(f). A holder that has validly submitted and not withdrawn Shares as provided in Section 1.06(a)(vii) or that surrenders Certificates for cancellation, together with a duly executed letter of transmittal and other required documents, to the Exchange Agent as provided in this Section 1.07(c), shall be entitled to receive in exchange therefor solely (A) that number of whole Guarantor Common Shares, if any, into which their Shares were converted at the Effective Time pursuant to
Section 1.06(a), and/or (B) the cash that such holders have the right to receive pursuant to Section 1.06(a) in respect thereof, together with any cash in respect of fractional shares as provided in Section 1.06(f) (such Guarantor Common Shares, and/or cash, as provided in Section 1.06(a), and cash in lieu of any fractional shares, as provided in Section 1.06(f), being referred to, collectively, as the "Merger Consideration"). The holder of Shares upon their exchange, in whole or in part, for Guarantor Common Shares shall also receive any dividends or other distributions declared or made with a record date after the Effective Time with respect to such Guarantor Common Shares.

            Certificates surrendered pursuant to Section 1.06(a)(vii) shall be cancelled as of the Effective Time and Certificates surrendered pursuant to this
Section 1.07(c) shall be cancelled forthwith following their surrender. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive the applicable Merger Consideration with respect to the Shares formerly represented thereby and any dividends or distributions payable pursuant to
Section 1.07(d). No interest will be paid or accrued on any cash or on any unpaid dividends or distributions payable to holders of Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, the applicable Merger Consideration with respect to the Shares formerly represented thereby may be issued or paid to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

            Any Guarantor Common Shares comprising Merger Consideration or a portion thereof may be delivered in uncertificated form pursuant to Guarantor's direct registration system.

            The exchange of Shares held directly or indirectly, by or through participants in the DTC shall be made in accordance with the customary procedures of the DTC and such participants.

            (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to the Guarantor Common Shares with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the Guarantor Common Shares to which such holders are entitled until the holders of record of such Certificates shall surrender such Certificates in accordance with Section 1.07(c). Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver, without interest, the Merger Consideration in respect thereof and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to any Guarantor Common Shares included therein, and, at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender with respect to such Guarantor Common Shares.

            (e) Required Withholding. The Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration payable or otherwise deliverable pursuant to this Agreement, and from any dividends or distributions payable pursuant to Section 1.07(d), to any holder or former holder of Shares such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

            (f) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder thereof, the Exchange Agent shall issue and/or pay the Merger Consideration in exchange for such lost, stolen or destroyed Certificates and any dividends or distributions payable, as provided in this Section 1.07; provided, however, that Acquiror may, in its discretion and as a condition precedent to the delivery of such Merger Consideration and distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Guarantor, Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

            (g) No Liability. Notwithstanding anything to the contrary in this
Section 1.07, neither the Exchange Agent, Guarantor, Acquiror, the Surviving Corporation nor their respective affiliates shall be liable to a holder or former holder of Shares for any Merger Consideration properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (h) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Shares for six months after the Effective Time shall be delivered to Acquiror, upon demand, and any holders of Certificates who have not theretofore complied with the provisions of this
Section 1.07 shall thereafter look only to Acquiror for payment of the Merger Consideration and any dividends or other distributions with respect to the Guarantor Common Shares to which they are entitled pursuant to Section 1.07(d), in each case, without any interest thereon.

            SECTION 1.08 No Further Ownership Rights in the Company Common Stock. The Merger Consideration issued and/or paid upon the surrender of Shares in accordance with Sections 1.06 and 1.07 shall be deemed to have been issued and/or paid upon the surrender of Shares in full satisfaction of all rights pertaining to Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article I.

            SECTION 1.09 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a "reorganization" within the meaning of
Section 368(a) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

            SECTION 1.10 Taking of Necessary Action; Further Action. Each of Acquiror and the Company will take, and cause their affiliates to take, all such reasonable and lawful actions as may be necessary or appropriate in order to effectuate the Merger and the other transactions contemplated by this Agreement in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Acquiror, the officers and directors of the Company, Acquiror and the Surviving Corporation will take all such lawful and necessary action in the name of the Company or Acquiror.

            SECTION 1.11 Dissenters' Rights. Notwithstanding any other provision of this Agreement to the contrary, if holders of Shares are entitled under the CGCL to dissenters' rights with respect to the Merger, Shares outstanding immediately prior to the Effective Time and held by a holder who has demanded appraisal for such Shares in accordance with the CGCL shall not be converted into a right to receive from Acquiror the Merger Consideration unless such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his or her right to appraisal, such Shares shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive the Merger Consideration as a holder of Non-Electing Shares, without any interest thereon.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants to Acquiror as follows:

            SECTION 2.01 Organization and Qualification; Subsidiaries. Each of the Company and its subsidiaries is duly organized, validly existing and, to the extent the concept of good standing exists in the applicable jurisdiction, in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or other power and authority necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. A list of the Company's subsidiaries, together with the jurisdiction of organization of each such subsidiary and the percentage of each such subsidiary's outstanding capital stock owned by the Company or another subsidiary of the Company is contained in Section 2.01 of the written disclosure schedule previously delivered by the Company to Acquiror (the "Company Disclosure Schedule"). Except as set forth in Section 2.01 of the Company Disclosure Schedule or the Company SEC Documents, neither the Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity (other than its wholly-owned subsidiaries), (i) with respect to which interest the Company or a subsidiary has invested (and currently owns) or is required to invest $500,000 or more, or (ii) which is a publicly-traded entity unless such interest is held for investment by the Company or its subsidiary and comprises less than five percent of the outstanding stock of such entity.

            SECTION 2.02 Articles of Incorporation and By-laws. The Company has heretofore made available to Acquiror complete and correct copies of its Articles of Incorporation and By-laws (the "Company Charter Documents"), and the articles of incorporation (and by-laws or equivalent organizational documents, if any) of each of the Company's subsidiaries (the "Subsidiary Documents"). All such Company Charter Documents and Subsidiary Documents are in full force and effect, except in the case of Subsidiary Documents where the failure to be in force and effect would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or By-laws or equivalent organizational documents, except for violations of the documents of subsidiaries which do not and are not reasonably likely to materially interfere with the operations of such entity.

            SECTION 2.03 Capitalization. (a) The authorized share capital of the Company consists of 40,000,000 shares of Company Common Stock. As of December 17, 2001, (i) 12,334,929 Shares were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and none of which has been issued in violation of preemptive or similar rights, (ii) no Shares were held by subsidiaries of the Company, (iii) 1,473,325 Shares were available for future grants pursuant to the Company Stock Option Plans, and (iv) 628,493 Shares were subject to outstanding, unexercised options under the Company Stock Option Plans. The

Company does not hold any Shares as treasury shares. Except as set forth in
Section 2.03 of the Company Disclosure Schedule, no change in such capitalization has occurred since December 17, 2001, except for changes resulting from the exercise or termination of Company Stock Options which were outstanding and exercisable as of December 17, 2001 (or were outstanding as of December 17, 2001 and became exercisable in accordance with their terms thereafter), forfeiture of restricted stock or transactions permitted by Section
4.01. Except as set forth in this Section 2.03 or in Section 2.03 of the Company Disclosure Schedule or the Company SEC Documents and except for this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character binding on the Company relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. All Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable and will not be issued in violation of preemptive or similar rights.

            (b) Except as set forth in Section 2.03 of the Company Disclosure Schedule or the Company SEC Documents, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of the Company Common Stock or the capital stock of any subsidiary. Except as set forth in Section 2.03 of the Company Disclosure Schedule or the Company SEC Documents, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of obligations of subsidiaries and intercompany book entry transactions, in either case entered into in the ordinary course of business. Except as set forth in Sections 2.01 or
2.03 of the Company Disclosure Schedule, (i) all of the outstanding shares of capital stock (other than directors' qualifying shares) of each of the Company's subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and (ii) all such shares (other than directors' qualifying shares and a de minimis number of shares owned by employees of such subsidiaries) are owned by the Company or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's voting rights, charges or other encumbrances of any nature whatsoever. Except as set forth in this Section 2.03, Section 2.03 of the Company Disclosure Schedule or the Company SEC Documents and except for this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character binding on the Company's subsidiaries relating to the issued or unissued capital stock of the Company's subsidiaries or obligating the Company's subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company's subsidiaries.

            SECTION 2.04 Authority Relative to this Agreement. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, upon the approval of the principal terms of this Agreement by the Company's shareholders in accordance with the CGCL and the Company's Charter Documents, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated, other than the requisite approval of the principal terms of this Agreement by the Company's shareholders. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Guarantor and Acquiror of this Agreement and the Guarantee hereof, as applicable, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

            (b) As of the date hereof, the Board of Directors of the Company has by unanimous vote (i) determined that it is advisable and in the best interest of the Company's shareholders for the Company to enter into this Agreement and to consummate the Merger upon the terms and subject to the conditions of this Agreement, (ii) approved this Agreement and the transactions contemplated hereby in accordance with the applicable provisions of the CGCL and the Company Charter Documents, and (iii) recommended the approval of the principal terms of this Agreement by the Company's shareholders and directed that the terms of the Merger and this Agreement be submitted for consideration by the Company's shareholders at a meeting of the shareholders of the Company called for such purposes (the "Company Shareholders Meeting").

            SECTION 2.05 No Conflict. Neither the execution and delivery of this Agreement nor the performance of this Agreement by the Company nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Company Charter Documents, (ii) except as set forth in Section 2.05 of the Company Disclosure Schedule, conflict with or result in any breach of any provision of any Subsidiary Documents or require any consent, approval or notice under or conflict with or result in a violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of, or cause any, termination, amendment, redemption, acceleration or cancellation of, or result in the creation of a lien or encumbrance on (including a right to purchase) any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, credit facility, contract, agreement, lease, license, permit, franchise or other instrument or obligation (collectively, "Contracts and Other Agreements") to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, or (iii) assuming compliance with the matters referred to in Section 2.07, violate any order, judgment, writ, injunction, determination, award, decree, law, statute, rule or regulation (collectively, "Legal Requirements") applicable to the Company or any of its subsidiaries or any material portion of their properties or assets, except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            SECTION 2.06 Material Contracts. (a) Subject to the following sentence, Section 2.06 of the Company Disclosure Schedule includes, as of the date hereof, a list of (i) other than intercompany agreements, all loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, guaranties, standby letters of credit, equipment leases or lease purchase agreements, each in an amount equal to or exceeding $1 million to which the Company or any of its subsidiaries is a party or by which any of them is bound; (ii) all written or oral contracts, agreements, commitments or other understandings or arrangements to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets are bound or affected, but excluding contracts, agreements, commitments or other understandings or arrangements entered into in the ordinary course of business and involving, in the case of any such contract, agreement, commitment, or other understanding or arrangement, individual payments or receipts by the Company or any of its subsidiaries of less than $2 million over the term of such contract, commitment, agreement, or other understanding or arrangement; (iii) all partnership or joint venture agreements of the Company and its subsidiaries; and (iv) all agreements which are required to be filed as "material contracts" with the SEC pursuant to the requirements of the Exchange Act but which have not been so filed with the SEC. With regard to agreements for the purchase or sale of raw materials or inventory or for the provision of services in the ordinary course of business and licensing or royalty arrangements, the threshold referred to in clause (ii) of the preceding sentence shall be measured on an annual basis.

            (b) The Company has heretofore made available to Acquiror true, correct and complete copies of all of the following contracts and agreements (and all material amendments, modifications and supplements thereto) to which the Company or any of its subsidiaries is a party or by which any of its properties or assets are bound as of the date hereof: (i) the contracts and agreements listed in Section 2.06 of the Company Disclosure Schedule; (ii) any contracts or agreements listed in Section 2.16 of the Company Disclosure Schedule; and (iii) commitments and agreements to enter into any of the foregoing (collectively, the "Material Contracts").

            (c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or as set forth in Section 2.06 of the Company Disclosure Schedule in all material respects, (i) the Company maintains accurate, current and complete records of all agreements in effect and for the prior three (3) years ("Rental Agreements") pursuant to which the Company leases or rents modular buildings and accessories and electronic testing equipment ("Rental Property"); (ii) the Rental Agreements have been made in the ordinary course of business in accordance with industry practice; (iii) the Rental Agreements are in writing and are duly executed by the parties, are valid and adequate to evidence the rights and obligations of the parties, and are enforceable in accordance with their terms; (iv) the Rental Agreements comply with all laws and regulations relating thereto; (v) the Company or its subsidiaries either holds valid title to the Rental Property or a perfected first priority security interest therein, subject, however, to customary exceptions for materialmen's, mechanic's or similar liens or liens on property taxes not yet due, in each case as would not materially interfere with enforcement of the rights of the Company with respect thereto; and (vi) the Company's policies and standards for credit review and approval in respect of the Rental Agreements are in accord with industry practice and have been for the past three (3) years consistently applied.

            SECTION 2.07 Governmental Approvals. Except as set forth in Section
2.07 of the Company Disclosure Schedule, no consent, approval or authorization of or declaration or filing with or notification to any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (each, a "Governmental Entity") on the part of the Company or any of its subsidiaries that has not been obtained or made is required in connection with the execution or delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than (a) the filing of the Certificate of Merger with the Secretary of State of the State of California and the Articles of Merger with the Secretary of State of the State of Nevada, (b) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (c) filings and consents under any applicable non-United States laws intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade ("Non-U.S. Monopoly Laws"), (d) any applicable requirements of the Securities Act, the Exchange Act, any applicable state securities laws and NASDAQ, (e) any environmental, health and safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, and (f) where the failure to obtain such consents, approvals or authorizations, or to make such declarations, filings or notifications, would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of the transactions contemplated hereby, or otherwise prevent or materially delay the Company from performing its material obligations under this Agreement, or would not otherwise reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            SECTION 2.08 Compliance; Permits. (a) Except as set forth in Section 2.08(a) of the Company Disclosure Schedule or in the Company SEC Documents, neither the Company nor any of its subsidiaries is in conflict with, or in breach, default or violation of, (i) its certificate of incorporation or by-laws (or analogous organizational documents), (ii) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, (iii) any note, bond, debenture, indenture, credit agreement or facility, commercial paper facility, sale-leaseback arrangement or financing lease pursuant to which the Company or any of its subsidiaries has or may incur indebtedness for borrowed money or any security, pledge, mortgage or trust agreement or arrangement in respect thereof or (iv) any other contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, breaches, defaults or violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            (b) Except as set forth in Section 2.08(b) of the Company Disclosure Schedule, no investigation by any Governmental Entity with respect to the Company or its subsidiaries is pending or, to the knowledge of the Company, threatened, except for such investigations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or are disclosed in the Company SEC Documents.

            (c) Except as set forth in Section 2.08(c) of the Company Disclosure Schedule or the Company SEC Documents, the Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from Governmental Entities needed for the operation of the business of the Company and/or its subsidiaries as it is now being conducted (collectively, the "Company Permits"), except where the failure to hold such Company Permits would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms of the Company Permits, except as set forth in Section 2.08(c) of the Company Disclosure Schedule and in the Company SEC Documents or where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            SECTION 2.09 SEC Filings; Financial Statements; Regulatory Filings.
(a) The Company and its subsidiaries have filed all reports, schedules, forms, statements and other documents (including all exhibits thereto) required to be filed with the SEC since December 31, 1998 (the "Post-1998 Company SEC Documents"). Except as set forth in Section 2.09 of the Company Disclosure Schedule or the Company SEC Documents and taking into account any amendments and supplements filed prior to the date of this Agreement, such Post-1998 Company SEC Documents (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light and at the time of the circumstances under which they were made, not misleading. Except as set forth in Section 2.09 of the Company Disclosure Schedule, since December 31, 1998, none of the Company's subsidiaries is or has been required to file periodic reports pursuant to the Exchange Act with the SEC.

            (b) Each of the consolidated financial statements (including in each case, any related notes thereto) contained in the Post-1998 Company SEC Documents was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the Company SEC Documents), and each fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements (i) should be read in conjunction with the consolidated financial statements contained in the applicable immediately preceding year-end report on Form 10-K, and (ii) were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

            SECTION 2.10 Absence of Certain Changes or Events. Except as set forth in Section 2.10 of the Company Disclosure Schedule or in the Company SEC Documents, or as a result of a transaction permitted by Section 4.01, since December 31, 2000 the Company and its subsidiaries have conducted their respective businesses in the ordinary course, and there has not occurred: (i) any changes, effects or circumstances constituting, or which would reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect; (ii) any amendments or changes in the Company Charter Documents; (iii) any material changes to any Company Employee Plans or other employee benefit arrangements or agreements, including the establishment of any new such plans, arrangements or agreements or any amendment that extends the extension of coverage under any such plans, arrangements or agreements to new groups of employees or other individuals not previously covered, (iv) any material restructuring or material reorganization of the Company or any of its subsidiaries, (v) any damage to, destruction or loss of any asset of the Company (whether or not covered by insurance) that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (vi) any material change by the Company in its accounting methods, principles or practices (other than as required by GAAP subsequent to the date hereof); (vii) other than in the ordinary course of business, any sale of a material amount of assets of the Company; (viii) any declaration, setting aside or payment of any dividend (other than the Company's regular quarterly cash dividend) or other distribution with respect to its capital stock or any redemption, purchase or other acquisition of any of its capital stock; or (ix) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock.

            SECTION 2.11 No Undisclosed Liabilities. Except as set forth in
Section 2.11 of the Company Disclosure Schedule or the Company SEC Documents, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (i) in the aggregate adequately provided for or disclosed in the Company's unaudited balance sheet (including any related notes thereto) as of September 30, 2001 included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (the "2001 Company Balance Sheet"), (ii) incurred in the ordinary course of business and not required under GAAP to be reflected on the 2001 Company Balance Sheet, (iii) incurred since September 30, 2001 in the ordinary course of business, (iv) incurred in connection with this Agreement or the Merger of the other transactions contemplated hereby, or (v) which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            SECTION 2.12 Absence of Litigation. Except as set forth in Section
2.12 of the Company Disclosure Schedule or the Company SEC Documents or arising out of the transactions contemplated by this Agreement, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or Governmental Entity, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as set forth in Section 2.12 of the Company Disclosure Schedule or in the Company SEC Documents, as of the date hereof, neither the Company nor any of its subsidiaries is subject to any order, judgment, injunction or decree (collectively, "Orders") of any court or Governmental Entity.

            SECTION 2.13 Company Employee Plans; Employment Agreements. (a) "Company Employee Plans" shall mean all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all "employee welfare benefit plans" (as defined in
Section 3(1) of ERISA), and all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements (including those which contain change of control provisions or pending change of control provisions), and any employment, executive compensation or severance agreements (including those which contain change of control provisions or pending change of control provisions), as amended, modified or supplemented, that is currently or was previously maintained or contributed to by the Company or a subsidiary of the Company for the benefit of any former or current employee, officer, director or consultant (or any of their beneficiaries) of the Company or a subsidiary of the Company. The term "Affiliate Plan" shall mean any other such plan, program, arrangement or agreement with respect to which the Company or any subsidiary of the Company has or would reasonably be expected to have any liability, either as a member of a controlled group of corporations or trades or businesses, as defined under Sections 414(b), (c),

(m) or (o) of the Code, and comparable provisions of ERISA, or by contractual arrangement. Section 2.13(a) of the Company Disclosure Schedule lists each material Company Employee Plan and each material Affiliate Plan. With respect to each plan included in Section 2.13(a) of the Company Disclosure Schedule, the Company shall indicate whether such plan includes an explicit change in control provision. With respect to each Company Employee Plan or Affiliate Plan listed in Section 2.13(a) of the Company Disclosure Schedule, the Company has provided or made available to Acquiror: (i) each such written Company Employee Plan (or a written description in English of (x) any Company Employee Plan which is not written and (y) any Company Employee Plan that provides equity-based benefits or that covers 50 or more participants and is written in a language other than English) and any related trust agreement, insurance and other contract (including a policy), if any, the most recently prepared summary plan description, if any, summary of material modifications the substance of which is not already incorporated in the corresponding summary plan description or Company Employee Plan document, if any, and written, and, to the knowledge of the Company after due inquiry, oral, communications distributed to plan participants that could reasonably be expected to materially modify the terms of any Company Employee Plan, whether through information actually conveyed in the communication or a failure to convey information; (ii) the three most recent annual reports on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing;
(iii) the latest reports, if any, which have been filed with the Department of Labor ("DOL") to satisfy the alternative method of compliance for pension plans for certain selected employees pursuant to DOL regulation Section 2520.104-23; and (iv) the most recent favorable determination letters issued for each Company Employee Plan and related trust which is intended to be qualified under Section 401(a) of the Code (and, if an application for such determination is pending, a copy of the application for such determination).

            (b) Except as set forth in Section 2.13(b) of the Company Disclosure Schedule (i) none of the Company Employee Plans or Affiliate Plans promises or provides medical or other welfare benefits to any director, officer, employee or consultant (or any of their beneficiaries) after their service with the Company or its subsidiary or affiliate terminates, other than as required by Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA (hereinafter, "COBRA"), or any similar state laws and no liability for such benefits has been transferred from a Company Employee Plan or Affiliate Plan to another plan; (ii) none of the Company Employee Plans or Affiliate Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA, no Company Employee Plan or Affiliate Plan has incurred any withdrawal liability that remains unsatisfied and the Merger is not reasonably likely to result in the assessment of any withdrawal liability; (iii) neither the Company, any of its subsidiaries, nor, to the knowledge of the Company, any other party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code) has engaged in a transaction with respect to any Company Employee Plan or Affiliate Plan which could reasonably be expected to subject the Company or any subsidiary, directly or indirectly, to a tax, penalty or other liability for prohibited transactions under ERISA or Section 4975 of the Code that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (iv) with respect to the Company Employee Plans and Affiliate Plans, neither the Company or any of its subsidiaries, nor any executive of the Company or one of its subsidiaries as fiduciary of the Company Employee Plans or Affiliate Plans or, to the knowledge of the Company, any other fiduciary of any Company Employee Plan or Affiliate Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA, except for such breaches as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (v) all Company Employee Plans and all Affiliate Plans have been established and maintained in accordance with their terms and have been operated in compliance with the requirements of applicable law (including to the extent applicable, the notification and other requirements of COBRA, the Health Insurance Portability and Accountability Act of 1996, the Newborns' and Mothers' Health Protection Act of 1996, the Mental Health Parity Act of 1996, and the Women's Health and Cancer Rights Act of 1998), except for such failures as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and may, by their terms, be amended and/or terminated at any time; (vi) each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service (the "IRS") or is established using a prototype plan which is itself the subject of a favorable letter from the IRS, and nothing has occurred which could reasonably be expected to result in the disqualification of any such plan; (vii) all contributions required to be made with respect to any Company Employee Plan (whether pursuant to the terms of such plan, Section 412 of the Code, any collective bargaining agreement, or otherwise) have been made on or before their due dates (including any extensions thereof), except to the extent any failures to have made such a contribution on or before its due date could not reasonably be expected, individually or in the aggregate, to result in a current or future liability that could reasonably be expected to have a Material Adverse Effect; (viii) none among the Company or any subsidiary thereof maintains or has ever maintained, a Company Employee Plan subject to Title IV or Section 203 of ERISA or Section 412 of the Code, no Affiliate Plan is subject to any of such sections of ERISA and the Code and no facts exist under which the Company could incur any liability under Title IV of ERISA; and (ix) other than routine claims for benefits made in the ordinary course of the operation of the Company Employee Plans or, to the knowledge of the Company, Affiliate Plans, there are no pending, nor to the Company's knowledge, any threatened, claims, investigations or causes of action with respect to any Company Employee Plan or to the knowledge of the Company, an Affiliate Plan, whether made by a participant or beneficiary of such a plan, a governmental agency or otherwise, against the Company or any subsidiary of the Company, any Company director, officer or employee, any Company Employee Plan, or Affiliate Plan or any fiduciary of a Company Employee Plan or Affiliate Plan that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            (c) Section 2.13(c) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, consultant, officer or director of the Company or any of its subsidiaries who, as of the date hereof, holds (i) any option to purchase Shares from the Company or commitments from the Company for future options, together with the number of Shares subject to such option, the exercise price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option; (ii) any Shares that are unvested or subject to a repurchase option, risk of forfeiture or other condition providing that such shares may be forfeited or repurchased by the Company upon any termination of the shareholder's employment, directorship or other relationship with the Company or any of its subsidiaries or which shares are subject to performance-based vesting; and (iii) any other award or right (including share units or stock appreciation rights), directly or indirectly, to receive Shares (or any other unit of Company equity) or any amount payable by reference to Shares (or any other unit of Company equity), together with the number of Shares (or any other unit of Company equity) subject to such right.

            (d) To the extent not already included and appropriately labeled in
Section 2.13(a) of the Company Disclosure Schedule, Section 2.13(d) of the Company Disclosure Schedule sets forth a true and complete (i) list of all material outstanding agreements with any individual consultants who provide services to the Company or any of its subsidiaries; (ii) list of all outstanding material agreements with respect to the services of individual independent contractors or individual leased employees who provide services to the Company or any of its subsidiaries; (iii) list of all material outstanding agreements with companies or organizations that employ individuals who provide on-site consulting, contracting or leased services to the Company or any of its subsidiaries; and (iv) description of any situation in which a material portion of the workforce of a component of the Company or its subsidiaries, whether such component is a subsidiary, unit, work location, line of business or otherwise, is composed of non common law employees, whether consultants, independent contractors or otherwise, which description shall include, if applicable, representative samples of agreements with such non-common law employees.

            (e) Except as set forth in Section 2.13(e) of the Company Disclosure Schedule and except as provided in this Agreement, the consummation of the Merger will not, either alone or in combination with another event, (i) result in any payment (including severance payments, bonus payments or otherwise) becoming due pursuant to any Company Employee Plan to any current or former director, officer, employee or consultant of the Company, (ii) result in any increase in the amount of compensation or benefits payable pursuant to any Company Employee Plan in respect of any director, officer, employee or consultant of the Company, or (iii) accelerate the vesting or timing of payment of any benefits or compensation payable pursuant to any Company Employee Plan in respect of any director, officer, employee or consultant of the Company.

            (f) There are no complaints, charges or claims filed against the Company or any of its subsidiaries or, to the knowledge of the Company, threatened to be brought by or filed with any Governmental Entity based on, arising out of, in connection with or otherwise relating to the classification of any individual by the Company as an independent contractor or "leased employee" (within the meaning of Section 414(n) of the Code) rather than as an employee, and no conditions exist under which the Company or any of its subsidiaries is reasonably likely to incur any such liability that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (g) The Company shall indicate on Section 2.13(g) of the Company Disclosure Schedule: (i) with respect to each of the Company's executive officers, whether such employee has entered into an agreement or a provision of an agreement prohibiting or restricting such employee from accepting employment or otherwise engaging in activity that is in competition with the business of the Company or its subsidiaries (other than with respect to the use of confidential information or trade secrets) after the termination of such individual's employment with the Company (a "Non-Competition Agreement"); and
(ii) a description of those classes of employees that are required to execute a Non-Competition Agreement. No employee is entitled to any benefits that include a gross-up with respect to excise taxes pursuant to Section 4999 of the Code.

            (h) No Company Employee Plan is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code.

            (i) No Company Employee Plan covers any persons who are neither U.S. citizens nor U.S. residents.

            SECTION 2.14 Employment and Labor Matters. Except as set forth in
Section 2.14 of the Company Disclosure Schedule or the Company SEC Documents:

            (a) Each of the Company and its subsidiaries is in compliance, and has not failed to be in compliance as a result of which it would reasonably be expected now or in the future to have liability, with all applicable U.S. and non-U.S. laws, agreements and contracts relating to employment practices, terms and conditions of employment, and the employment of former, current, and prospective employees, independent contractors and "leased employees" (within the meaning of Section 414(n) of the Code) of the Company or any of its subsidiaries including all such U.S. and non-U.S. laws, agreements and contracts relating to wages, hours, collective bargaining, employment discrimination, immigration, disability, civil rights, human rights, fair labor standards, occupational safety and health, workers' compensation, pay equity, wrongful discharge and violation of the potential rights of such former, current, and prospective employees, independent contractors and leased employees, and has timely prepared and filed all appropriate forms (including Immigration and Naturalization Service Form I-9) required by any relevant Governmental Entity, except where the failure to be or have been in compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            (b) Neither the Company nor any of its subsidiaries is a party to any U.S. or non-U.S. collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any employees of the Company or any of its subsidiaries.

            (c) Neither the Company nor any of its subsidiaries is in breach of any collective bargaining agreement or labor union contract, nor are there any strikes, slowdowns, work stoppages, lockouts, or, to the knowledge of the Company, threats thereof, by or with respect to any employees of the Company or any of its subsidiaries which breach, strike, slowdown, work stoppage, lockout or threat would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            SECTION 2.15 Registration Statement; Proxy Statement/Prospectus. (a) Subject to the accuracy of the representations of Acquiror in Section 3.10:

                (i) the information supplied by the Company in writing specifically for inclusion in the Registration Statement shall not at the time the Registration Statement (including any amendments or supplements thereto) is filed with the SEC or is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and

                (ii) the information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the shareholders of the Company in connection with the Shareholders Meeting (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement/Prospectus") will not, on the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first filed with the SEC or mailed to shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements included therein not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading.

            (b) If at any time prior to the vote of shareholders at the Company Shareholders Meeting any event or circumstance relating to the Company, any of its affiliates, officers or directors is discovered by the Company which is required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company will promptly inform Acquiror.

            (c) The Proxy Statement/Prospectus shall comply in all material respects with the requirements of all applicable laws, including the Securities Act and the Exchange Act.

            (d) Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Guarantor or Acquiror or any of their respective affiliates which is included or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Proxy Statement/Prospectus.

            SECTION 2.16 Restrictions on Business Activities. Except for this Agreement or as set forth in Section 2.16 of the Company Disclosure Schedule, there is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or would reasonably be expected to have the effect of prohibiting or impairing the conduct of business by the Company or any of its subsidiaries as currently conducted by the Company or such subsidiary (or as it would be conducted absent such prohibition or impairment), or restricting any transactions (including payment of dividends and distributions) between the Company and its subsidiaries, except for any prohibition or impairment as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            SECTION 2.17 Title to Property. (a) The Company has made available all existing title reports in its possession, if any, with respect to all of its owned real property to Acquiror. Except as set forth in Sections 2.17 and 2.20(b) of the Company Disclosure Schedule or the Company SEC Documents, each of the Company and its subsidiaries has good title to all of its owned real properties and other owned assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially interfere with the present use of the property affected thereby or which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and except for liens which secure indebtedness reflected in the

2001 Company Balance Sheet; and, to the knowledge of the Company, all leases pursuant to which the Company or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and to the knowledge of the Company, there is not, under any of such leases, any default or event of default (or event which with notice or lapse of time, or both, would constitute a material default or event of default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            (b) Except as set forth in Sections 2.17(b) of the Company Disclosure Schedule, all tangible assets owned or used by the Company and its subsidiaries in the operation of their respective businesses are in good operating condition and in a good state of maintenance and repair (excluding ordinary wear and tear) and are adequate for such businesses as currently conducted, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            SECTION 2.18 Taxes. Except as set forth in Section 2.18 of the Company Disclosure Schedule:

            (a) The Company and each of its subsidiaries has timely and accurately filed, or caused to be timely and accurately filed, all Tax Returns required to be filed by it, and has timely paid, collected or withheld, or caused to be timely paid, collected or withheld, all amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the 2001 Company Balance Sheet have been established or which are being contested in good faith. There are no claims or assessments pending against the Company or any of its subsidiaries for any alleged deficiency in any Tax. There are no pending or, to the knowledge of the Company, threatened audits or investigations for or relating to any liability in respect of any Taxes, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company or any of its subsidiaries. To the knowledge of the Company, no claim has ever been made by any Governmental Entity in a jurisdiction where any of the Company and its subsidiaries do not file Tax Returns that it is or may be subject to taxation by that jurisdiction which has not been resolved. Neither the Company nor any of its subsidiaries has executed any waivers or extensions (in each case, that are still in effect) of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by the Company or any of its subsidiaries for any extension of time within which to file any Tax Return or within which to pay any amounts of Taxes shown to be due on any Tax Return. There are no outstanding rulings of, or requests for rulings with, any Governmental Entity addressed to the Company or any of its subsidiaries that are, or if issued, would be, binding on the Company or any of its subsidiaries with respect to any Tax. There are no material elections regarding Taxes affecting the Company or any of its subsidiaries. To the best knowledge of the Company, there are no liens for amounts of Taxes on the assets of the Company or any of its subsidiaries except for statutory liens for current Taxes not yet due and payable. There are no outstanding powers of attorney enabling any party to represent the Company or any of its subsidiaries with respect to Taxes. Other than with respect to liability as between the Company and its subsidiaries, neither the Company nor any of its subsidiaries is liable for Taxes of any other Person, or is currently under any contractual obligation to indemnify any person with respect to any amounts of Taxes (except for customary agreements to indemnify lenders or security holders in respect of Taxes and except for provisions in agreements for the divestiture of subsidiaries, assets or business lines of the Company or its subsidiaries that require the Company or its subsidiaries (as applicable) to indemnify a purchaser or purchaser group for amounts of Taxes of the Company or its subsidiaries (as applicable) in the nature of sales or similar Taxes incurred as a consequence of any such divestiture transactions), or is a party to any tax sharing agreement or any other agreement providing for payments by the Company or any of its subsidiaries with respect to any amounts of Taxes. The Company is not, and has not been, a United States real property holding company within the meaning of
Section 897(c) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither the Company nor any of its subsidiaries has participated in an international boycott as defined in Section 999 of the Code.

            (b) For purposes of this Agreement, the term "Tax" shall mean any United States federal, national, state, provincial, local or other jurisdictional income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, estimated, alternative, or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge imposed by any Governmental Entity, together with any interest or penalty imposed thereon. The term "Tax Return" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Entity with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

            SECTION 2.19 Environmental Matters. (a) Except as set forth in
Section 2.19(a) of the Company Disclosure Schedule or in the Company SEC Documents or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the operations and properties of the Company and its subsidiaries are and at all times have been in compliance with the Environmental Laws.

            (b) Except as set forth in Section 2.19(b) of the Company Disclosure Schedule or in the Company SEC Documents or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, there are no Environmental Claims, including claims based on "arranger liability," pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries.

            (c) Except as set forth in Section 2.19(c) of the Company Disclosure Schedule or in the Company SEC Documents, there are no past or present actions, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that are reasonably likely to form the basis of any Environmental Claim against the Company or any of its subsidiaries, except for such Environmental Claims that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            (d) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) there are no off-site locations where the Company or any of its subsidiaries has stored, disposed or arranged for the disposal of Materials of Environmental Concern which have been listed on the National Priority List, CERCLIS, or state Superfund site list, and the Company and its subsidiaries have not been notified that any of them is a potentially responsible party at any such location; (ii) there are no underground storage tanks located on property owned or leased by the Company or any of its subsidiaries; (iii) there is no friable asbestos containing material contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company or any of its subsidiaries; and (iv) there are no polychlorinated biphenyls ("PCBs") or PCB-containing items contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company or any of its subsidiaries.

            (e) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or as set forth in Section 2.19(e) of the Company Disclosure Schedule or in the Company SEC Documents, all Company Permits that the Company and each of its subsidiaries is required to have obtained under Environmental Laws have been obtained and are maintained by the Company, were duly issued by the appropriate Governmental Entity, are in full force and effect and are not subject to appeal. The Company has not received notice, or otherwise has no knowledge, that any Company Permit has been or will be, rescinded, terminated, limited, or amended, which rescission, termination, limitation or amendment would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No additional capital expenditures will be required by the Company for purposes of compliance with the terms or conditions of any Company Permits or Company Permit renewals, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require the assignment or transfer of any Company Permit, except for (i) Company Permits, the non-assignability or non-transferability of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and (ii) those Company Permits that may be assigned or transferred on or prior to the Effective Time without causing any such Company Permit to be rescinded, terminated or limited in any material respect.

            (f) For purposes of this Section 2.19:

                  (i) "Environmental Claim" means any claim, action, cause of action, investigation or notice (in each case in writing or, if not in writing, to the knowledge of the Company) by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from the presence, or release or threat of release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by the Company or any of its subsidiaries.

                  (ii) "Environmental Laws" means, as they exist on the date hereof, all applicable United States federal, state, local and non-U.S. laws, regulations, codes and ordinances, relating to pollution or protection of human health (as relating to the environment or the workplace) and the environment (including ambient air, surface water, ground water, land surface or sub-surface strata), including laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, including the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601 et seq., Occupational Safety and Health Act ("OSHA"), 29 U.S.C.
            Section 651 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., each as may have been amended or supplemented, and any applicable environmental transfer statutes or laws.

                  (iii) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, hazardous materials, hazardous substances and hazardous wastes, medical waste, toxic substances, petroleum and petroleum products and by-products, asbestos-containing materials, PCBs, and any other chemicals, pollutants, substances or wastes, in each case regulated under any Environmental Law.

                  (iv) "subsidiary" includes, in addition to current
            subsidiaries of the Company, any person or entity whose liability for any Environmental Claim the Company or any of its current subsidiaries has retained or assumed or for which liability is imposed on the Company or any current subsidiary under any Environmental Law, but only to the extent and in respect of such retained, assumed or imposed liability.

            SECTION 2.20 Intellectual Property. (a) As used herein, the term "Intellectual Property Assets" means all worldwide intellectual property rights, including patents, trademarks, service marks, copyrights, and registrations and applications therefor, licenses, trade names, Internet domain names, know-how, trade secrets, computer software programs and development tools and proprietary information, technologies and processes, and all documentation and media describing or relating to the above, in any format, whether hard copy or machine-readable only. As used herein, "Company Intellectual Property Assets" means the Intellectual Property Assets used or owned by the Company or any of its subsidiaries.

            (b) Except as set forth in Section 2.20(b) of the Company Disclosure Schedule, the Company and/or each of its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all the Company Intellectual Property Assets that are used in and are material to the business of the Company and its subsidiaries as currently conducted, without infringing or violating the rights of others, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            (c) Except as set forth in Section 2.20(c) of the Company Disclosure Schedule or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no claims (i) are currently pending or, to the Company's knowledge, are threatened against the Company by any person with respect to the Company Intellectual Property Assets, or (ii) are currently pending or, to the Company's knowledge, threatened against the Company by any person with respect to the Intellectual Property Assets of a third party (

"Third Party Intellectual Property Assets") to the extent arising out of any use, reproduction or distribution of, or of products or methods covered by, such Third Party Intellectual Property Assets by or through the Company or any of its subsidiaries.

            (d) Except as set forth in Section 2.20(d) of the Company Disclosure Schedule, there are no valid grounds for any bona fide claim to the effect that the manufacture, offer for sale, sale, licensing or use of any product, system or method either (i) now used, offered for sale, sold or licensed or, (ii) to the Company's knowledge, as of the date hereof, scheduled for commercialization prior to the first anniversary of the date hereof, in each case by or for the Company or any of its subsidiaries, infringes on any Third Party Intellectual Property Assets, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            (e) Section 2.20(e) of the Company Disclosure Schedule sets forth a list of (i) all patents and patent applications owned by the Company and/or each of its subsidiaries worldwide; (ii) all material trademark and service mark registrations and all trademark and service mark applications; (iii) all material common law trademarks, material trade dress and material slogans; (iv) all material trade names owned or used by the Company and/or each of its subsidiaries worldwide; (v) all material copyright registrations and copyright applications owned or filed by the Company and/or each of its subsidiaries worldwide; (vi) all Internet domain name registrations owned by the Company and/or its subsidiaries worldwide; and (vii) all licenses owned by the Company and/or each of its subsidiaries in which the Company and/or each of its subsidiaries is (A) a licensor with respect to any of the patents, trademarks, service marks, trade names, Internet domain names, or copyrights listed in
Section 2.20(e) of the Company Disclosure Schedule or (B) a licensee of any other person's patents, trade names, trademarks, service marks or copyrights material to the Company, except for any licenses of software programs that are commercially available "off the shelf". Section 2.20(e) of the Company Disclosure Schedule includes but is not necessarily limited to each Company Intellectual Property Asset where the failure to own or license such Company Intellectual Property Asset would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as set forth in Section 2.20(e) of the Company Disclosure Schedule, the Company and/or each of its subsidiaries has made all necessary filings and recordations to protect and maintain its interest in the patents, patent applications, trademark and service mark registrations, trademark and service mark applications, Internet domain names, copyright registrations and copyright applications and licenses set forth in Section 2.20(e) of the Company Disclosure Schedule, except where the failure to so protect or maintain would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            (f) Except as set forth in Section 2.20(f) of the Company Disclosure Schedule or in the Company SEC Documents, in all material respects, to the Company's knowledge: (i) each patent, trademark or service mark registration and copyright registration listed in Section 2.20(e) of the Company Disclosure
Schedule is valid and subsisting and (ii) each license of the Company Intellectual Property Assets listed in Section 2.20(e) of the Company Disclosure
Schedule is valid, subsisting and enforceable.

            (g) Except as set forth in Section 2.20(g) of the Company Disclosure Schedule, to the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any of the material Company's Intellectual Property Assets by any third party, including any employee, former employee, independent contractor or consultant of the Company or any of its subsidiaries.

            SECTION 2.21 Interested Party Transactions. Except as set forth in
Section 2.21 of the Company Disclosure Schedule or the Company SEC Documents or for events as to which the amounts involved do not, in the aggregate, exceed $250,000, since the Company's proxy statement dated April 26, 2001, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

            SECTION 2.22 Insurance. Except as set forth in Section 2.22 of the Company Disclosure Schedule or the Company SEC Documents, all material fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by the Company are with reputable insurance carriers, and the Company reasonably believes such insurances provide adequate coverage for all normal risks incident to the business of the Company and its subsidiaries and their respective properties and assets and are in character and amount appropriate for the businesses currently conducted by the Company, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            SECTION 2.23 Product Liability and Recalls. (a) Except as set forth in Section 2.23(a) of the Company Disclosure Schedule or the Company SEC Documents, there is no claim pending, or to the Company's knowledge, threatened against the Company or any of its subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by the Company or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its products or services, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            (b) Except as set forth in Section 2.23(b) of the Company Disclosure Schedule or the Company SEC Documents, there is no pending or, to the knowledge of the Company, threatened recall or investigation of any product sold by the Company, which recall or investigation would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            SECTION 2.24 Absence of Questionable Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in material violation of Section 30A of the Exchange Act. Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has accepted or received any unlawful contributions, payments, gifts, or expenditures.

            SECTION 2.25 Brokers. Except for Deutsche Banc Alex. Brown Inc. (the "Company Financial Advisor"), the Company has not retained any investment banker, financial advisor, broker or finder in connection with the transactions contemplated hereby, or incurred any liability, nor has any officer or director of the Company incurred any liability for which the Company is liable, for any investment banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby. The Company has heretofore made available to Acquiror a complete and correct copy of all agreements between the Company and the Company Financial Advisor pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.

            SECTION 2.26 Opinion of Company Financial Advisor. The Board of Directors of the Company has been advised by the Company Financial Advisor to the effect that in its opinion, as of the date thereof, the consideration to be received by the Company's shareholders in the Merger is fair from a financial point of view to such holders.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

            Acquiror hereby represents and warrants to the Company as follows:

            SECTION 3.01 Organization and Qualification; Subsidiaries. (a) Each of Guarantor and Acquiror is duly incorporated, validly existing and, to the extent the concept of good standing exists in the applicable jurisdiction, in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, lease and operate and to carry on its business as now conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to have a Material Adverse Effect. Each of Guarantor and Acquiror is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities make such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Acquiror has heretofore made available to the Company true and complete copies of Guarantor's Memorandum of Association and Bye-Laws, as amended to date (the "Guarantor Charter Documents").

            (b) Each subsidiary of Guarantor is an entity duly organized, validly existing and in good standing (to the extent the concept of good standing exists in the applicable jurisdiction) under the laws of its jurisdiction of organization, has the requisite corporate or other power and authority necessary to own, lease and operate the properties it purports to own, lease and operate and to carry on its business as now conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each subsidiary of Guarantor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.

            SECTION 3.02 Capitalization. (a) The authorized capital stock of Guarantor consists of 2,500,000,000 common shares, par value $0.20 per share ("Guarantor Common Shares") and 125,000,000 Preference Shares, par value
$1.00 per share ("Guarantor Preference Shares"). As of December 11, 2001 (i) 1,979,729,748 Guarantor Common Shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, and none of which have been issued in violation of preemptive or similar rights, (ii) one Guarantor Preference Share has been designated as a Super Voting Preference Share and is validly issued, fully paid and non-assessable and not issued in violation of preemptive or similar rights, and (iii) no more than 25,000,000 Guarantor Common Shares and no Guarantor Preference Shares were held by subsidiaries of Guarantor. As of December 11, 2001, no more than 240,000,000 Guarantor Common Shares were reserved for issuance upon exercise of stock options issued under Guarantor's stock option plans.

            (b) Except (i) as set forth in Section 3.02(a), (ii) for changes since December 11, 2001 resulting from the exercise of stock options, (iii) for securities of Guarantor or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Guarantor set forth in the Guarantor SEC Documents and the conversion or exchange thereof, (iv) for other rights to acquire immaterial (individually and in the aggregate) amounts of the Guarantor Common Shares and changes resulting from the exercise thereof, (v) for changes resulting from the grant of stock based compensation to directors or employees or (vi) for changes resulting from the issuance of stock or other securities in connection with a merger or other acquisition or business combination, an underwritten public offering or an offering pursuant to Rule 144A under the Securities Act approved by Guarantor's Board of Directors and not undertaken in violation of Section 4.03(b), and securities issuable on conversion thereof or in exchange therefor, there are no outstanding (x) shares of capital stock or voting securities of Guarantor, (y) securities of Guarantor convertible into or exchangeable for shares of capital stock or voting securities of Guarantor or (z) options or other rights to acquire from Guarantor or other obligations of Guarantor to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Guarantor. Except as set forth in the Guarantor SEC Documents, there are no outstanding obligations of Guarantor or any of its subsidiaries to repurchase, redeem or otherwise acquire any of its equity securities other than in accordance with their terms.

            (c) The Guarantor Common Shares to be delivered as Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the issuance thereof is not subject to any preemptive or other similar right.

            SECTION 3.03 Authority Relative to this Agreement. (a) The execution, delivery and performance by Acquiror of this Agreement, the execution, delivery and performance by Guarantor of the Guarantee and the consummation by Acquiror and Guarantor of the transactions contemplated hereby and thereby, as applicable, are within the respective corporate powers of Guarantor and Acquiror and have been duly and validly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding agreement of Acquiror, enforceable against Acquiror in accordance with its terms. The Guarantee has been duly and validly executed and delivered by Guarantor and constitutes a valid and binding agreement of Guarantor enforceable against it in accordance with its terms.

            (b) At a meeting duly called and held, or by written consent in lieu of meeting, the Board of Directors of Acquiror has (i) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of Acquiror, and (ii) approved this Agreement and the transactions contemplated hereby. At a meeting duly called and held, the Executive Committee of Guarantor's Board of Directors has approved the Guarantee and the transactions contemplated thereby and the issuance of the Guarantor Common Shares to be delivered to the Company shareholders in connection with the Merger.

            SECTION 3.04 No Conflict. The execution and delivery by Acquiror of this Agreement and the execution and delivery by Guarantor of the Guarantee, the performance of this Agreement and the Guarantee by Acquiror and Guarantor and the consummation by Acquiror and Guarantor of the Merger and other transactions contemplated hereby and thereby, as applicable, will not (i) conflict with or result in any breach of any provision of the Guarantor Charter Documents, (ii) conflict with or result in any breach of any provision of the articles of incorporation or by-laws of Acquiror or require any consent, approval or notice under or conflict with or result in a violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Guarantor's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of, or cause any, termination, amendment, redemption, acceleration or cancellation of, or result in the creation of a lien or encumbrance on (including a right to purchase) any of the properties or assets of Guarantor or any of its subsidiaries pursuant to any Contracts and Other Agreements to which Guarantor or any of its subsidiaries is a party or by which Guarantor or any of its subsidiaries or its or any of their respective properties is bound or affected or (iii) assuming compliance with the matters referred to in Section 3.05, violate any Legal Requirements applicable to Guarantor or any of its subsidiaries or any material portion of their properties or assets, except, in the case of clause (ii) or (iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            SECTION 3.05 Governmental Approvals. No consent, approval or authorization of or declaration or filing with or notification to any Governmental Entity on the part of Guarantor or any of its subsidiaries that has not been obtained or made, is required in connection with the execution or delivery by Acquiror of this Agreement, the execution or delivery by Guarantor of the Guarantee or the consummation by Guarantor and Acquiror of the Merger and the other transactions contemplated hereby and thereby, as applicable, other than (i) the filing of a Certificate of Merger with respect to the Merger with the Secretary of State of the State of California and the Articles of Merger with the Secretary of State of the State of Nevada, (ii) compliance with any applicable requirements of the HSR Act and applicable Non-U.S. Monopoly Laws,
(iii) compliance with any applicable requirements of the Securities Act, the Exchange Act, any applicable state securities laws, NASDAQ, the NYSE, the London Stock Exchange and the Bermuda Stock Exchange, (iv) compliance with any environmental, health and safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, or (v) where the failure to obtain such consents, approvals or authorizations, or to make such filings or notifications would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect or materially impair the ability of Acquiror to consummate the Merger and the other transactions contemplated by this Agreement or the ability of Guarantor to fulfill its obligations under the Guarantee.

            SECTION 3.06 Compliance. (a) Except as set forth in the Guarantor SEC Documents, neither Guarantor nor any of its subsidiaries is in conflict with, or in breach, default or violation of, (i) its Memorandum of Association or Bye-laws (or analogous organizational documents), (ii) any law, rule, regulation, order, judgment or decree applicable to Guarantor or any of its subsidiaries or by which its or any of their respective properties is bound or affected, (iii) any note, bond, debenture, indenture, credit agreement or facility, commercial paper facility, sale-leaseback arrangement or financing lease pursuant to which Guarantor or any of its subsidiaries has or may incur indebtedness for borrowed money or any security, pledge, mortgage or trust agreement or arrangement in respect thereof or (iv) any other contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Guarantor or any of its subsidiaries is a party or by which Guarantor or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            (b) No investigation by any Governmental Entity with respect to Guarantor or its subsidiaries is pending or, to the knowledge of Guarantor, threatened, except as disclosed in the Guarantor SEC Documents and except for such investigations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            SECTION 3.07 SEC Filings; Financial Statements. (a) Guarantor has filed with the SEC all reports, schedules, forms, statements and other documents (including all exhibits thereto) required to be filed with the SEC since September 30, 1998 (the "Post-1998 Guarantor SEC Documents"). Except as set forth in the Guarantor SEC Documents and taking into account any amendments and supplements filed prior to the date of this Agreement, such Post-1998 Guarantor SEC Documents, (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of and at the time of the circumstances under which they were made, not misleading. Except for Tyco Capital Corporation and Tycom Ltd., none of Guarantor's subsidiaries is required to file with the SEC periodic reports pursuant to the Exchange Act.

            (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Post-1998 Guarantor SEC Documents were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the Post-1998 Guarantor SEC Documents), and each fairly presents in all material respects, the consolidated financial position of Guarantor and its consolidated subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that for purposes of the foregoing representation, the unaudited interim financial statements (i) should be read in conjunction with the Guarantor's consolidated financial statements contained in the applicable immediately preceding year-end report on Form 10-K, and (ii) were or are subject to normal and recurring year end adjustments which were not or are not expected to be material in amount.

            SECTION 3.08 Absence of Certain Changes or Events. Except as set forth in the Guarantor SEC Documents, since September 30, 2000, the business of Guarantor and its subsidiaries has been conducted in the ordinary course and there has not occurred: (i) any changes, effects or circumstances, including any damage to, destruction or loss of any asset of Guarantor (whether or not covered by insurance) constituting, or which would reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect (without regard to such insurance); (ii) any amendments or changes in the Guarantor Charter Documents, except as necessary to designate Guarantor's Super Voting Preference Share; or (iii) any material change by Guarantor in its accounting methods, principles or practices (other than as required by GAAP).

            SECTION 3.09 Absence of Litigation. Except as set forth in the Guarantor SEC Documents or arising out of the transactions contemplated by this Agreement, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Guarantor, threatened against Guarantor or any of its subsidiaries, or any properties or rights of Guarantor or any of its subsidiaries, before any court, arbitrator or Governmental Entity, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            SECTION 3.10 Registration Statement; Proxy Statement/Prospectus. (a) Subject to the accuracy of the representations of the Company in Section 2.15:

                (i) the registration statement on Form S-4 (or on such other form as shall be appropriate) (as it may be amended, the "Registration Statement"), pursuant to which the Guarantor Common Shares to be delivered to the shareholders of the Company by Acquiror in connection with the Merger will be registered with the SEC, shall not, at the respective times the Registration Statement (including any amendments or supplements thereto) is filed with the SEC or is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements included therein not misleading; and

                (ii) the information supplied by Guarantor or Acquiror in writing specifically for inclusion in the Proxy Statement/Prospectus will not, on the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is filed with the SEC or first mailed to shareholders or, at the time of the Company Shareholder Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not false or misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading.

            (b) If at any time prior to the vote of shareholders at the Company Shareholders Meeting any event or circumstance relating to Acquiror or any of its affiliates, officers or directors is discovered by Acquiror or any of its affiliates which is required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Acquiror will promptly inform the Company.

            (c) The Registration Statement and the Proxy Statement/Prospectus shall comply as to form in all material respects with the requirements of all applicable laws, including the Securities Act and the Exchange Act.

            (d) Notwithstanding the foregoing, Acquiror makes no representation or warranty with respect to any information supplied by the Company which is included or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Proxy Statement/Prospectus.

            SECTION 3.11 Brokers. No investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of Acquiror or Guarantor who might be entitled to any fee or commission from Acquiror, Guarantor or any of their respective affiliates in connection with the transactions contemplated by this Agreement.

            SECTION 3.12 Ownership of Acquiror; No Prior Activities. (a) Acquiror was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Guarantor owns directly all of the outstanding capital stock of Acquiror.

            (b) Except for obligations or liabilities incurred by Acquiror in connection with its incorporation or organization, this Agreement and any other agreements, arrangements or transactions contemplated by this Agreement, Acquiror has not incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

            SECTION 3.13 No Undisclosed Liabilities. Except as set forth in the Guarantor SEC Documents, neither Guarantor nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in Guarantor's unaudited balance sheet (including any related notes thereto) as of June 30, 2001 included in Guarantor's Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2001 (the "2001 Guarantor Balance Sheet"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the 2001 Guarantor Balance Sheet, (c) incurred since June 30, 2001 in the ordinary course of business, (d) incurred in connection with this Agreement or the Merger or the other transactions contemplated hereby, or (e) which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            SECTION 3.14 Financing. Acquiror and Guarantor have, and prior to the Effective Time will have, available to them all cash and Guarantor Common Shares necessary to purchase and/or exchange all of the Shares in accordance with the terms of the Merger.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

            SECTION 4.01 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Acquiror shall otherwise agree in writing, and except as set forth in Section 4.01 of the Company Disclosure Schedule, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do (other than in internal management deliberations and deliberations with its advisors or representatives of Acquiror or Guarantor), any of the following without the prior written consent of Acquiror, which, in the case of clauses (c), (d)(iv),
(e)(iv), (f), (h), (i) or (j) will not be unreasonably withheld or delayed:

            (a) amend or otherwise change the Company Charter Documents;

            (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including any phantom interest) in the Company, any of its subsidiaries or affiliates (except for the issuance of Shares issuable pursuant to Company Stock Options outstanding on the date hereof or pursuant to the existing contractual obligations under Company's Long-Term Stock Bonus Plan and the Company's 2000 Long-Term Stock Bonus Plan);

            (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, and (iii) sales of immaterial assets not in excess of $2 million in the aggregate);

            (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly-owned subsidiary of the Company may declare and pay a dividend to its parent that is not a cross-border dividend and except that the Company may declare and pay prior to the Effective Time quarterly cash dividends of up to $0.16 per Share, consistent with past practice, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) except (A) as required by the terms of any security or agreement as in effect on the date hereof and set forth in Sections 2.13(c) or
4.01 of the Company Disclosure Schedule, (B) to the extent necessary to effect withholding to meet minimum tax withholding obligations in connection with the exercise of any Company Stock Option, or (C) as contemplated by this Agreement, amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including Shares, or any option, warrant or right, directly or indirectly, to acquire any such securities, or propose to do (other than in internal management deliberations and deliberations with its advisors or representatives of Acquiror or Guarantor) any of the foregoing, (iv) settle, pay or discharge any claim, suit or other action brought or threatened against the Company with respect to or arising out of a shareholder equity interest in the Company, or (v) make any cross-border capital contributions to a subsidiary.

            (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof other than those listed on Section 4.01 of the Company Disclosure Schedule; (ii) incur any indebtedness for borrowed money, except for
(A) after providing Acquiror with prior notice of any such borrowing or reborrowing, borrowings and reborrowings under the Company's or any of its subsidiaries' existing committed or uncommitted credit facilities listed in the Company SEC Documents or on Section 4.01 of the Company Disclosure Schedule in an amount not to exceed the maximum amount available under such credit facilities on the date hereof and (B) other borrowings not in excess of $1 million in the aggregate; (iii) issue any debt securities or assume, guarantee (other than guarantees of the Company's subsidiaries entered into in the ordinary course of business and except as required by any agreement in effect on the date hereof and identified in Section 4.01 of the Company Disclosure Schedule) or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice (but not loans or advances to employees of the Company to fund the exercise price of Company Stock Options or otherwise to purchase Shares, except pursuant to rights of employees to receive such loans or advances as such rights exist on the date hereof); (iv) authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of $35 million over the next 12-month period; or (v) enter into or materially amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.01(e);

            (f) except as set forth in Section 4.01 of the Company Disclosure Schedule, as required by law or as provided in an existing obligation of the Company, (i) increase the compensation or severance payable or to become payable to its directors, officers, employees or consultants, except for increases in salary, wages or bonuses of employees of the Company or its subsidiaries, including in connection with promotions, in accordance with past practices; (ii) grant any severance or termination pay to (except to make payments required to be made under obligations existing on the date hereof in accordance with the terms of such obligations or in accordance with past practice), or enter into or amend any employment or severance agreement with, any current or prospective employee of the Company or any of its subsidiaries, except for new hire employees and promotions in the ordinary course of business whose annual salary does not exceed $100,000 and whose severance benefits do not exceed one times annual salary; or (iii) establish, adopt, enter into or amend any collective bargaining agreement, Company Employee

Plan, including any plan that provides for the payment of bonuses or incentive compensation, trust, fund, policy or arrangement for the benefit of any current or former directors, officers, employees or consultants or any of their beneficiaries, except, in each case, as may be required by law or existing agreement or as would not result in a material increase in the cost of maintaining such collective bargaining agreement, Company Employee Plan, trust, fund, policy or arrangement, except that notwithstanding anything herein to the contrary the Company may adopt a severance plan in a form attached to Section 4.01(f) of the Company Disclosure Schedule;

            (g) take any action to change accounting policies or procedures (including procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable), except as required by a change in GAAP occurring after the date hereof;

            (h) make any Tax election or settle or compromise any United States federal, state, local or non-U.S. Tax liability;

            (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $2 million in the aggregate, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company SEC Documents or incurred in the ordinary course of business and consistent with past practice or incurred in connection with this Agreement and the transactions contemplated hereby;

            (j) enter into, modify or renew any contract, agreement or arrangement, whether or not in writing, for the licensing of its technology; or

            (k) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.01(a) through (j) above, or any action which would reasonably be expected to make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

            Additionally, the Company shall use its commercially reasonable efforts to obtain any and all written consents of customers which, pursuant to the terms of any contracts, agreements or arrangements with such customers, are required to prevent the termination of such contracts, agreements or arrangements in connection with, or as a result of, the transactions contemplated by this Agreement, except if and insofar as the failure to obtain such consents would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            SECTION 4.02 No Solicitation. (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, solicit or knowingly encourage the initiation of (including by way of furnishing information) any inquiries or proposals regarding any merger, sale of assets, sale of shares of capital stock (including, by way of a tender offer) or similar transactions involving the Company or any subsidiaries of the Company that if consummated would constitute an

Alternative Transaction (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"). Nothing contained in this Agreement shall prevent the Board of Directors of the Company from (i) furnishing information to a third party which has made a bona fide Acquisition Proposal that the Board of Directors of the Company concludes in good faith after consulting with a nationally recognized investment banking firm would, if consummated, reasonably be expected to constitute a Superior Proposal not solicited in violation of this Agreement, provided that such third party has executed an agreement with confidentiality provisions substantially similar to those then in effect between the Company and a subsidiary of Guarantor or (ii) subject to compliance with the other terms of this Section 4.02, including Sections 4.02(c) and (d), considering and negotiating a bona fide Acquisition Proposal that the Board of Directors of the Company concludes in good faith after consulting with a nationally recognized investment banking firm would, if consummated, constitute a Superior Proposal not solicited in violation of this Agreement; provided, however, that, as to each of clauses (i) and (ii), the Board of Directors of the Company reasonably determines in good faith (after due consultation with independent counsel, which may be Morrison & Foerster LLP ("M&F")) that it is or is reasonably likely to be required to do so in order to discharge properly its fiduciary duties.

            For purposes of this Agreement, "Alternative Transaction" means any of (i) a transaction pursuant to which any person (or group of persons) other than Acquiror or its affiliates (a "Third Party") acquires or would acquire more than 25% of the outstanding shares of any class of equity securities of the Company, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires or would acquire more than 25% of the outstanding equity securities of the Company or the entity surviving such merger or business combination, (iii) any transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company and securities of the entity surviving any merger or business combination including any of the Company's subsidiaries) of the Company, or any of its subsidiaries having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to more than 25% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any other consolidation, business combination, recapitalization or similar transaction involving the Company, other than the transactions contemplated by this Agreement; provided, however, that the term Alternative Transaction shall not include any acquisition of securities by a broker dealer in connection with a bona fide public offering of such securities.

            For purposes of this Agreement, a "Superior Proposal" means any proposal made by a Third Party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the equity securities of the Company entitled to vote generally in the election of directors or all or substantially all of the assets of the Company (other than any assets that are not material to the Company and its subsidiaries, taken as a whole), on terms which the Board of Directors of the Company reasonably believes (after consultation with a financial advisor of nationally recognized reputation, which may be the Company Financial Advisor) to be more favorable from a financial point of view to its shareholders than the Merger and the transactions contemplated by this Agreement taking into account at the time of determination any changes to the financial terms of this Agreement then proposed to the Company by Acquiror; provided, however, that a Superior Proposal may be subject to a due diligence review of confidential information and to other customary conditions.

            (b) The Company shall notify Acquiror promptly (but in no event later than 24 hours) after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or any subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Acquiror shall be made orally and in writing, and shall indicate the identity of the person making the Acquisition Proposal or intending to make an Acquisition Proposal or requesting non-public information or access to the books and records of the Company or any subsidiary, the terms of any such Acquisition Proposal or modification or amendment to an Acquisition Proposal, and whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in Section 4.02(a). The Company shall keep Acquiror fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the material terms of any such Acquisition Proposal, indication or request. The Company shall also promptly notify Acquiror, orally and in writing, if it enters into negotiations concerning any Acquisition Proposal.

            (c) (i) Notwithstanding anything contained herein to the contrary, to the extent the Board of Directors of the Company reasonably determines in good faith (after due consultation with independent counsel, which may be M&F) that it is or is reasonably likely to be required to do so in order to discharge properly its fiduciary duties (and, with respect to the approval, recommendation or entering into of any Acquisition Proposal, it may take such contrary action only after the second full business day following Acquiror's receipt of written notice of the Board of Directors' intention to do so), the Company and the Board of Directors of the Company shall be entitled to withdraw or modify, or propose to withdraw or modify, in a manner adverse to Acquiror or any other manner, the approval by such Board of Directors of this Agreement or the Merger.

            (d) The Company and the Board of Directors of the Company shall not enter into any agreement (other than a confidentiality agreement entered into not in violation of Section 4.02(a)) with respect to, or otherwise approve or recommend, or propose to approve or recommend, any Acquisition Proposal or Alternative Transaction, unless this Agreement has been terminated in accordance with its terms.

            (e) Nothing contained in this Section 4.02 shall prohibit the Company from taking and disclosing to its shareholders a position required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any disclosure to its shareholders required by applicable law, rule or regulation or by NASDAQ.

            (f) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Acquiror) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from the confidentiality and standstill provisions of any agreement to which the Company is a party, except for a release from standstill provisions in connection with the making of a Superior Proposal that does not violate the provisions of this Section 4.02.

            (g) The Company shall ensure that the officers and directors of the Company and the Company's subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 4.02. It is understood that any violation of the restrictions set forth in this Section 4.02 by any officer or director of the Company or the Company subsidiaries, by any investment banker, attorney or other advisor or representative of the Company retained in connection with this Agreement and the transactions contemplated hereby or by any other advisor or representative of the Company at the direction or with the consent of the Company shall be deemed to be a breach of this Section 4.02 by the Company.

            SECTION 4.03 Conduct of Business by Guarantor Pending the Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Acquiror covenants and agrees that, unless the Company shall otherwise agree in writing, Acquiror shall take all action necessary so that (i) Guarantor shall conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course of business and consistent with past practice, including actions taken by Guarantor or its subsidiaries in contemplation of consummation of the Merger or other business acquisitions or dispositions otherwise in compliance with this Agreement, and (ii) Guarantor shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the
Company:

            (a) amend or otherwise change the Guarantor Charter Documents;

            (b) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, or dispose of any assets, which, in any such case, would materially delay or prevent the consummation of the Merger and the other transactions contemplated by this Agreement;

            (c) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Guarantor may declare and pay a dividend to its parent, and except that Guarantor may declare and pay quarterly cash dividends on the Guarantor Common Shares of $0.0125 per share consistent with past practice;

            (d) take any action to change its accounting policies or procedures (including procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable), except as required by a change in GAAP occurring after the date hereof; or

            (e) take or agree in writing or otherwise to take any of the actions described in Sections 4.03(a) through (d) above or any action which would reasonably be expected to make any of the representations or warranties of Acquiror contained in this Agreement untrue or incorrect or prevent Acquiror from performing or cause Acquiror not to perform its covenants hereunder.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

            SECTION 5.01 Proxy Statement/Prospectus; Registration Statement. (a) As promptly as reasonably practicable after the execution of this Agreement, the Company shall, and Acquiror shall cause Guarantor to prepare and file with the SEC, preliminary proxy materials which shall constitute the Proxy Statement/Prospectus and, if the parties so agree at the time, the Registration Statement. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company and Guarantor of all information required to be contained therein, the Company shall, and Acquiror shall cause Guarantor to, file with the SEC the definitive Proxy Statement/Prospectus and the Registration Statement (or, if the Registration Statement has been previously filed, an amendment thereto) relating to approval of the principal terms of this Agreement by the Company's shareholders, and to the delivery of the Guarantor Common Shares to the Company's shareholders pursuant to this Agreement, and shall use all reasonable efforts to cause the Registration Statement to become effective, and the Company shall mail the Proxy Statement/Prospectus to its shareholders, as soon thereafter as reasonably practicable. Acquiror shall also cause Guarantor to take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under the applicable state securities laws in connection with the delivery of Guarantor Common Shares to the Company's shareholders in connection with the Merger, and the Company shall furnish to Guarantor all information concerning the Company and the holders of capital stock of the Company as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement/Prospectus.

            The Company shall, and Acquiror shall cause Guarantor to, (i) notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials in connection with any filing made pursuant hereto and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement/Prospectus or any other filings or for additional information and (ii) supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement/Prospectus, the Merger or any other filing. Neither Guarantor nor the Company will file any amendment or supplement to, or any correspondence to the SEC or its staff with respect to, the Registration Statement or the Proxy Statement/Prospectus, without providing the other party a reasonable opportunity to review and comment thereon.

            Acquiror will advise the Company, promptly after Guarantor receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Guarantor Common Shares to be delivered in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. The Company will advise Acquiror, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Proxy Statement/Prospectus or comments thereon and responses thereto or requests by the SEC for additional information.

            If at any time prior to the vote of shareholders at the Company Shareholders Meeting any information relating to the Company or Acquiror, or any of their respective affiliates, officers or directors, should be discovered by the Company or Acquiror which should be set forth in an amendment or supplement to either the Registration Statement or the Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement, the Proxy Statement/Prospectus or any other filing, the Company will, or Acquiror will cause Guarantor to, as the case may be, promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials and/or mailing to shareholders of Company, such amendment or supplement.

            (b) Acquiror shall cause Guarantor to include as an exhibit to the Registration Statement tax opinions of PricewaterhouseCoopers LLP delivered to Acquiror and M&F delivered to the Company, in form and substance reasonably satisfactory to Acquiror and to the Company, on the basis of customary facts, representations, warranties and covenants of Guarantor, Acquiror and the Company and assumptions set forth in such opinions to the effect that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code that is not subject to Section 367(a)(1) of the Code pursuant to Treasury Regulation Section 1.367(a)-3(c) (other than with respect to Company shareholders who are or will be "five-percent transferee shareholders" within the meaning of Treasury Regulation
Section 1.367(a)-3(c)(5)(ii) and do not enter into five-year gain recognition agreements in the form provided in Treasury Regulation Section 1.367(a)-8), and that each of Guarantor, Acquiror and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code.

            (c) The Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of the Company in favor of approval of the principal terms of this Agreement by the Company's shareholders. Notwithstanding anything to the contrary set forth in this Section 5.01 or Section 5.02, the Company shall not be obligated to take the action set forth in the preceding sentence of this Section 5.01(c) or to take the actions set forth in Section 5.02(a) to the extent that the Board of Directors of the Company determines (after due consultation with independent counsel, which may be M&F) that such action is, or is reasonably likely to be, inconsistent with the proper discharge of its fiduciary duties.

            SECTION 5.02 Company Shareholders Meeting. (a) The Company shall establish a record date for, duly call, give notice of, convene and hold the Company Shareholders Meeting as promptly as practicable for the purpose of voting upon the approval of the principal terms of of this Agreement, and the Company shall use all reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to the Company's shareholders and to hold the Company Shareholders Meeting as promptly as practicable after the Registration Statement is declared effective under the Securities Act. The Company shall solicit from its shareholders proxies in favor of approval of the principal terms of this Agreement and shall take all other reasonable action necessary or advisable to secure the vote or consent of shareholders in favor of such approval.

            (b) Acquiror agrees to vote and to cause Guarantor to vote all Shares beneficially owned by Acquiror, Guarantor or any of their subsidiaries in favor of approval of the principal terms of this Agreement and to take such other actions to effectuate as promptly as practicable the Merger in accordance with Section 92A.190 of the NGCL and Section 1201 of the CGCL, on the terms and subject to the conditions set forth in this Agreement.

            SECTION 5.03 Access to Information; Confidentiality. Upon reasonable notice and subject to restrictions contained in confidentiality agreements (from which such party shall use reasonable efforts to be released), the Company shall (and shall cause its subsidiaries to) and Acquiror shall cause Guarantor and its subsidiaries to (i) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access during reasonable hours, during the period after the execution and delivery of this Agreement and prior to the Effective Time, to the properties, books, contracts, commitments and records of the Company or Guarantor, as applicable, and, (ii) during such period, furnish promptly to the other all information concerning the business, properties and personnel of the Company or Guarantor, as applicable, as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the Company's or Guarantor's, as applicable, business, properties and personnel as either Acquiror or the Company may reasonably request. Such information shall be kept confidential in accordance with the terms of the confidentiality agreement, dated October 5, 2001 (the "Confidentiality Agreement"), between a subsidiary of Guarantor and the Company. Acquiror shall, and shall cause Guarantor to, comply with the Confidentiality Agreement as if it were the subsidiary of Guarantor party thereto, and the Company shall comply with the Confidentiality Agreement, mutatis mutandis, as if such Confidentiality Agreement were executed by the Company in favor of Guarantor.

            SECTION 5.04 Consents; Approvals. The Company and Acquiror shall each use its reasonable best efforts (and Acquiror shall cause Guarantor to use its reasonable best efforts) to obtain and to cooperate with each other in order to obtain as promptly as practicable all consents, waivers, approvals, authorizations or orders (including all United States and non-U.S. governmental and regulatory rulings and approvals), and the Company and Acquiror shall make (and Acquiror shall cause Guarantor to make) as promptly as practicable all filings (including all filings with United States and non-U.S. governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Acquiror and the consummation by them of the transactions contemplated hereby. The Company and Acquiror shall promptly furnish (and Acquiror shall cause Guarantor to furnish) all information required to be included in the Proxy Statement/Prospectus and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States or non-U.S. governmental body in connection with the transactions contemplated by this Agreement. The Company shall, and Acquiror shall cause Guarantor to, cause all documents that it is responsible for filing with the SEC or other regulatory authorities under Section 5.01 and this Section
5.04 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder.

            SECTION 5.05 Agreements with Respect to Affiliates. The Company shall deliver to Acquiror, prior to the date the Registration Statement becomes effective under the Securities Act, a letter (the "Company Affiliate Letter") identifying all persons who are anticipated to be "affiliates" of the Company at the time of the Company Shareholders Meeting for purposes of Rule 145 under the Securities Act ("Rule 145"). The Company shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the Company Affiliate Letter to deliver to Acquiror, prior to the Effective Time, a written agreement restricting the sales of Guarantor securities by such affiliates in accordance with the restrictions on affiliates under Rule 145, in a form mutually agreeable to the Company and Acquiror.

            SECTION 5.06 Indemnification and Insurance. (a) The Articles of Incorporation and By-laws of the Surviving Corporation shall contain all the provisions with respect to indemnification set forth in the Company Charter Documents on the date hereof, which provisions shall not be amended, modified or otherwise repealed for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of individuals who at or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required after the Effective Time by law and then only to the minimum extent required by such law.

            (b) The Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Articles of Incorporation or By-laws, indemnify and hold harmless each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company Charter Documents or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) and subject to the specific terms of any indemnification contract, (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received; provided that the Indemnified Parties shall be required to reimburse the Surviving Corporation for such payments in the circumstances and to the extent required by the Company Charter Documents, any applicable contract or agreement or applicable law; and
(iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Party with respect to whom such a conflict exists (or group of such Indemnified Parties who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction.

            (c) The Surviving Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements and employment agreements (the employee parties under such agreements being referred to as the "Covered Persons") with the Company's directors and officers existing at or before the Effective Time and not executed in violation of the terms of this Agreement.

            (d) In addition, the Surviving Corporation shall provide, for a period of not less than six years after the Effective Time, the Company's current directors and officers with an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the "D&O Insurance") that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 250% of the annual premium currently paid by the Company for such insurance, but in such case shall purchase as much such coverage as possible for such amount.

            (e) This Section 5.06 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation, the Indemnified Parties and the Covered Persons, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties and the Covered Persons.

            (f) Nothing contained in this Section 5.06 is intended to limit in any manner and at any time rights that any Indemnified Party may have under and in accordance with all provisions of the Company Charter Documents, including, but not limited to, rights under the respective article of the Company's Articles of Incorporation and the respective article of the Company's By-laws in each case dealing with indemnification, or any contract or agreement in effect on the date hereof or whose execution following the date hereof is permitted by the terms of this Agreement, which rights shall survive the Effective Time and shall be binding on the Surviving Corporation and all successors and assigns of the Surviving Corporation, in accordance with their respective terms.

            SECTION 5.07 Notification of Certain Matters. The Company shall give prompt notice to Acquiror, and Acquiror shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be expected to cause any representation or warranty made by it in this Agreement to be materially untrue or inaccurate, or (ii) any failure of the Company or Acquiror, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided further that failure to give such notice shall not be treated as a breach of covenant for purposes of Sections 6.02(b), 6.03(b) or 7.01(h) unless the failure to give such notice results in material prejudice to the other party.

            SECTION 5.08 Further Action/Tax Treatment. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. The foregoing covenant shall not include, (i) the obligation by the Company to, or (ii) the obligation by Guarantor to, and/or to permit the Company to, agree to divest, abandon, license, hold separate or take similar action with respect to any assets (tangible or intangible) which are, in the aggregate, material to the Company or to the Equipment Rental and Finance Group of Guarantor, as applicable.

            (b) Notwithstanding anything herein to the contrary, subject to
Section 6.04, each of Acquiror and the Company shall, and Acquiror shall cause Guarantor to, use its reasonable best efforts to cause the Merger to qualify, and will not (either before or after the Merger) take any actions, or fail to take any action, which could reasonably be expected to prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code that is not subject to Section 367(a)(1) of the Code pursuant to Treasury Regulation Section 1.367(a)-3(c) (other than with respect to Company shareholders who are or will be "five-percent transferee shareholders" within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(ii) and do not enter into five-year gain recognition agreements in the form provided in Treasury Regulation Section 1.367(a)-8). Acquiror shall, and shall cause Guarantor to, report, to the extent required by the Code or the regulations thereunder, the Merger for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Each of Acquiror and the Company shall make, and shall cause their affiliates (including Guarantor) to make, such representations, warranties and covenants as shall be requested reasonably in the circumstances by PricewaterhouseCoopers LLP and M&F in order for such firms to render their opinions referred to in Sections 5.01(b) and 6.01(f).

            (c) Without limiting any of the foregoing, the Company shall take all action necessary so that the requisite tax clearance certificate of the State of California Franchise Tax Board, if required, shall be filed on a timely basis prior to the filing of the Certificate of Merger as contemplated by this Agreement, and in connection therewith Acquiror agrees to execute appropriate certificates with respect to the assumption or payment of the Company's taxes after the Effective Time. At or prior to the Effective Time, Acquiror shall qualify to do business in the State of California.

            SECTION 5.09 Public Announcements. Acquiror and the Company shall consult with each other before issuing any press release or making any written public statement with respect to the Merger or this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that either party may, without the prior consent of the other, issue such press release or make such public statement as may upon the advice of counsel be required by law (including Rules 165 and 425 under the Securities Act and Rule 14a-12 under the Exchange Act) or the rules and regulations of the NYSE or NASDAQ, if it has used all reasonable efforts to consult with the other party.

            SECTION 5.10 Guarantor Common Shares. (a) Acquiror shall take all action necessary so that Guarantor shall transfer to Acquiror the Guarantor Common Shares to be delivered by Acquiror to the holders of Company Common Stock in the Merger.

            (b) Acquiror will take all action necessary so that Guarantor will use its best efforts to cause the Guarantor Common Shares to be delivered by Acquiror to the holders of Company Common Stock in the Merger to be listed, upon official notice of issuance, on the NYSE prior to the Effective Time.

            SECTION 5.11 Conveyance Taxes; FIRPTA Certificate. Acquiror and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time, and the Company shall be responsible for the payment of all such taxes and fees. Prior to the Effective Time, the Company shall deliver to Acquiror a certificate, in the form and manner prescribed by Treasury Regulations Section 1.897-2(h) and 1.1445-2(c)(3), that the Shares are not U.S. real property interests within the meaning of such regulations.

            SECTION 5.12 Stock Incentive Plans; Restricted Shares; Other Programs. (a) At the Effective Time, Acquiror shall, and shall cause its affiliates to, take all necessary action to provide that each outstanding Company Stock Option shall continue to have, and be subject to, the same terms and conditions set forth in the relevant Company Stock Option Plan and applicable award agreement immediately prior to the Effective Time; except that,
(i) each Company Stock Option will be exercisable for that number of whole Guarantor Common Shares equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such the Company Stock Option, immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded to the nearest whole number of Guarantor Common Shares, and (ii) the per share exercise price for the Guarantor Common Shares issuable upon exercise of such Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of the Company Common Stock at which such Company Stock option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded to the nearest whole cent (each such Company Stock Option, as modified, an "Adjusted Option"); provided, however, that to the extent that any Company Stock Option qualified as an ISO pursuant to Section 422 of the Code immediately prior to the Effective Time, the provisions of this
Section 5.12 shall be applied in good faith to comply with Sections 422 and 424(a) of the Code. As soon as practicable after the Effective Time, Acquiror shall deliver to each holder of an outstanding Company Stock Option an appropriate notice setting forth such holder's rights pursuant thereto.

            (b) At the Effective Time, each Company Restricted Share issued and outstanding immediately prior to the Effective Time will be converted into the right to receive a fraction of a Guarantor Common Share, cash or a combination of a fraction of a Guarantor Common Share and cash as provided in Section 1.06 hereof. All cash and Guarantor Common Shares issued in exchange for Company Restricted Shares shall be subject to the same restrictions, terms and conditions, and, in the case of Guarantor Common Shares, may bear a legend setting forth such restrictions, as such Company Restricted Shares.

            (c) Acquiror will cause Guarantor to take all corporate action necessary to (i) reserve for issuance as of or as soon as administratively practicable after the Effective Time a sufficient number of Guarantor Common Shares for delivery upon exercise of the Adjusted Options, or upon the exchange of Company Restricted Shares, and (ii) to deliver to holders of Adjusted Options upon the exercise of such options, and to holders of Company Restricted Shares, Guarantor Common Shares registered pursuant to the Securities Act and listed on the NYSE.

            (d) Any Company Employee Plan that provides for benefits that are measured by the value of the Company Common Stock but do not entail the granting of Shares shall be amended as of the Effective Time to provide a different measure of such benefits thereunder providing substantially similar opportunity for appreciation.

            SECTION 5.13 Employee Matters. (a) From the Effective Time through June 30, 2002 (the "Benefits Continuation Period"), the Surviving Corporation shall provide each person who, as of the Effective Time, is an employee of the Company or any subsidiary of the Company (a "Company Employee") with salary and employee benefits that are comparable in the aggregate to those provided to such Company Employee immediately prior to the Effective Time, provided, however, subject to applicable law, contractual restrictions and the last sentence of this Section 5.13(a), that the Surviving Corporation shall have the right to amend any Company Employee Plans, including any retiree welfare benefit plans or pension benefit plans, in effect as of the Effective Time. During the Benefits Continuation Period, Acquiror shall cause the Surviving Corporation to maintain the severance plan referenced in Section 4.01(f) herein without amendment or modification adverse to any Company Employee.

            (b) After the Benefits Continuation Period, the Surviving Corporation shall provide the Company Employees with employee benefits that are comparable in the aggregate to those provided to similarly situated employees of subsidiaries of Guarantor. For the avoidance of doubt, it is understood that the Surviving Corporation shall have no obligation to provide Company Employees with post-termination welfare or pension benefits, except to the extent required by applicable law or contractual agreement.

            (c) With respect to the benefits provided pursuant to this Section 5.13, (i) service accrued by Company Employees during employment with the Company and its subsidiaries (including any predecessor entity) prior to the Effective Time shall be recognized for all purposes, except for benefit accruals with respect to defined benefit pension plans, (ii) any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the applicable Company Employee Plan) under any group health plan shall be waived with respect to such Company Employees and their eligible dependents, and (iii)

Company Employees shall be given credit for amounts paid under a Company Employee Plan during the applicable period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the employee welfare plans in which any Company Employee becomes entitled to participate.

            (d) From and after the Effective Time, the Surviving Corporation shall honor in accordance with their terms all benefits and obligations under the Company Employee Plans, including each employment, retirement, severance and change in control agreement, plan or arrangement, each as in effect on the date of this Agreement (or as amended as contemplated hereby or with the prior written consent of Acquiror); provided, however, that except as otherwise expressly provided herein, nothing herein shall prevent the Surviving Corporation or any other subsidiary of Guarantor from amending or modifying any employee benefit plan, program or arrangement in any respect in accordance with its terms or, subject to the terms of the Company Employee Plans (as so amended or modified, if applicable), terminating or modifying the terms and conditions of employment or other service of any particular employee or any other person, except in any such case as precluded by law or the terms of a Company Employee Plan.

            (e) It is expressly agreed that the provisions of this Section 5.13 are not intended to be for the benefit of or otherwise enforceable by any third party, including any Company Employees.

            (f) The Company shall amend its 401(k) savings plan and any other Company Employee Plan which permits participants to elect to invest in stock of the Company, where necessary, to preclude any additional purchases of stock of the Company, as of a date no later than two (2) days prior to the Effective Time, and the Company shall communicate this amendment to the participants in such plans.

            SECTION 5.14 Accountants' Letters. Upon reasonable notice from the other, the Company shall use its best efforts to cause Arthur Andersen LLP to deliver to Acquiror, and Acquiror shall use its best efforts to cause PricewaterhouseCoopers to deliver to the Company, a letter covering such matters as are reasonably requested by Acquiror or the Company, as the case may be, and as are customarily addressed in accountants' "comfort letters."

            SECTION 5.15 Compliance with State Property Transfer Statutes. The Company agrees that it shall use its reasonable commercial efforts to comply promptly with all requirements of applicable state property transfer laws as may be required by the relevant state agency and shall take all action necessary to cause the transactions contemplated hereby to be effected in compliance with applicable state property transfer laws. The Company, after consultation with Acquiror, shall determine which actions must be taken prior to or after the Effective Time to comply with applicable state property transfer laws. The Company agrees to provide Acquiror with any documents required to be submitted to the relevant state agency prior to submission, and the Company shall not take any action to comply with applicable state property transfer laws without Acquiror's prior consent, which consent shall not be unreasonably withheld or delayed. Acquiror shall provide, and shall take all action necessary such that

Guarantor shall provide, to the Company any assistance reasonably requested by the Company with respect to such compliance.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

            SECTION 6.01 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) Effectiveness of the Registration Statement. The SEC shall have declared the Registration Statement effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement/Prospectus shall have been initiated or threatened by the SEC;

            (b) Shareholder Approval. The principal terms of this Agreement shall have been approved by the requisite vote of the shareholders of the Company;

            (c) Antitrust. All waiting periods applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and all clearances and approvals required to be obtained in respect of the Merger prior to the Effective Time under any Non-U.S. Monopoly Laws shall have been obtained, except where the failure to have obtained any such clearances or approvals with respect to any Non-U.S. Monopoly Laws would not reasonably be expected to have a Material Adverse Effect on the Company, Guarantor or Guarantor's Equipment Rental and Finance Group;

            (d) Governmental Actions. There shall not be (i) in effect an injunction or other order, decree, judgment or ruling by a Governmental Entity of competent jurisdiction which (A) restrains or prohibits the consummation of the Merger, (B) (1) prohibits or restricts the ownership or operation by Acquiror (or any of its affiliates or subsidiaries) of any material portion of the Company's business or assets, or (2) prohibits or restricts the ownership or operation by Guarantor (or any of its affiliates or subsidiaries) of any material portion of Guarantor's Equipment Rental and Finance Group, or substantially deprives Acquiror and/or its affiliates or subsidiaries of the benefit of ownership of the Company's business or assets, or compels Acquiror (or any of its affiliates or subsidiaries) to dispose of or hold separate any material portion of the Company's business or assets, or any material portion of Guarantor's Equipment Rental and Finance Group, or which would substantially deprive Acquiror and/or its affiliates or subsidiaries of the benefit of ownership of the Company's business or assets, (C) imposes material limitations on the ability of Acquiror effectively to acquire or to hold or to exercise full rights of ownership of the Shares, pursuant to the Merger, (D) imposes any material limitations on the ability of Acquiror and/or its affiliates or subsidiaries effectively to control in any material respect the business and operations of the Company, (E) as a result of the Merger would materially restrict any future business activity by

Guarantor (or any of its affiliates) relating to the Equipment Rental and Finance Group, including by requiring the prior consent of any person or entity (including any Governmental Entity) to future transactions by Guarantor (or any of its affiliates), or (F) imposes any liability as a result of the Merger or the other transactions contemplated by this Agreement which, if borne by the Company, would have a Material Adverse Effect on the Company, other than in the case of clauses (B) through (F), arising by reason of a breach by Acquiror of
Section 4.03(b), or (ii) instituted, pending or threatened an action by a Governmental Entity seeking to restrain or prohibit the consummation of the Merger or to impose any other restriction, prohibition, obligation or limitation referred to in the foregoing clause (i);

            (e) Illegality. No statute, rule, regulation or order shall be enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal; and

            (f) Tax Opinions. The Company shall have received a written opinion of M&F (the "Company Tax Opinion"), and Acquiror shall have received a written opinion of PricewaterhouseCoopers LLP (the "Acquiror Tax Opinion"), in form and substance reasonably satisfactory to each of them, delivered as of the date of the Effective Time and on the basis of customary representations, warranties and covenants of Guarantor, Acquiror and the Company and assumptions set forth in such opinions, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code that is not subject to Section 367(a)(1) of the Code (other than with respect to Company shareholders who are or will be "five-percent transferee shareholders" within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(ii) and do not enter into five-year gain recognition agreements in the form provided in Treasury Regulation Section 1.367(a)-8)), and that each of Guarantor, Acquiror and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code.

            SECTION 6.02 Additional Conditions to Obligations of Acquiror. The obligations of Acquiror to effect the Merger are also subject to the following conditions:

            (a) Representations and Warranties. Applying the principles of clauses (w), (x) and (y) of the final paragraph of Section 7.01, the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), and Acquiror shall have received a certificate of the Company to such effect signed by the Chief Executive Officer, President or Chief Financial Officer of the Company;

            (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Acquiror shall have received a certificate to such effect signed by the Chief Executive Officer, President or Chief Financial Officer of the Company; and

            (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the

Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not reasonably be expected, individually or in the aggregate with all other such failures, to have a Material Adverse Effect on the Company, Acquiror or Guarantor.

            SECTION 6.03 Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

            (a) Representations and Warranties. Applying the principles of clauses (w), (x) and (y) of the final paragraph of Section 7.01, the representations and warranties of Acquiror contained in this Agreement shall be true and correct on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), and the Company shall have received a certificate to such effect signed by the President, a Vice President or Chief Financial Officer of Acquiror;

            (b) Agreements and Covenants. Acquiror shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate of Acquiror to such effect signed by the President, a Vice President or Chief Financial Officer of Acquiror;

            (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Acquiror or Guarantor for the authorization, execution and delivery of this Agreement and the Guarantee, as applicable, and the consummation by them of the transactions contemplated hereby and thereby shall have been obtained and made by Acquiror or Guarantor, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not reasonably be expected, individually or in the aggregate with all other such failures, to have a Material Adverse Effect on the Company, Acquiror or Guarantor; and

            (d) Listing. The Guarantor Common Shares to be delivered by Acquiror in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

            SECTION 6.04 Failure to Deliver Tax Opinions. In the event that PricewaterhouseCoopers LLP notifies Acquiror in writing that it cannot render the Acquiror Tax Opinion (as reasonably determined by PricewaterhouseCoopers LLP and concurred in by M&F), or M&F notifies the Company in writing that it cannot render the Company Tax Opinion (as reasonably determined by M&F and concurred in by PricewaterhouseCoopers LLP), the Company, within three business days of receipt of such notice from M&F or a copy of such PricewaterhouseCoopers LLP notice, may provide Acquiror with written notice that it elects to proceed to consummate this Agreement notwithstanding the failure to satisfy the condition set forth in Section 6.01(f) (the "Tax Opinion Condition"). In such event, and any other provision of this Agreement notwithstanding, the Tax Opinion Condition shall be deemed waived by the parties to this Agreement, and Acquiror and the Company shall take all steps necessary to effectuate a merger (the "New Merger") of a wholly-owned direct or indirect subsidiary of Guarantor ("New Acquiror") with and into the Company, with the Company being the Surviving Corporation, in accordance with the provisions of the CGCL and any other applicable jurisdiction. Except as may be necessary to reflect the change in the transaction structure to the New Merger and the jurisdiction of New Acquiror, the terms of this Agreement, including the provisions of Section 1.06, shall govern the New Merger, and the references in this Agreement to Acquiror, the Surviving Corporation and the Merger shall be deemed references, mutatis mutandis, to New Acquiror, the Company and the New Merger, respectively. The waiver of the Tax Opinion Condition, in accordance with and in the circumstances contemplated by this Section, shall not constitute a waiver of any other condition to the Merger or any other provisions of this Agreement.

                                   ARTICLE VII

                                   TERMINATION

            SECTION 7.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of the Company:

            (a) by mutual written consent duly authorized by the Boards of Directors of Acquiror and the Company; or

            (b) by either Acquiror or the Company if the Merger shall not have been consummated on or prior to June 30, 2002 (other than for the reasons set forth in clause (d) below); provided, however, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or prior to such date; or

            (c) by either Acquiror or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

            (d) by either Acquiror or the Company (i) if the requisite vote of the shareholders of the Company shall not have been obtained on or prior to June 30, 2002, or (ii) if the shareholders of the Company shall not have approved the principal terms of this Agreement at the Company Shareholders Meeting; provided, however, that the Company may not terminate pursuant to this Section 7.01(d) if the Company has not complied with its obligations under Section 5.02; or

            (e) by Acquiror, if, whether or not permitted to do so by this Agreement, the Board of Directors of the Company or the Company shall (x) (i) withdraw, modify or change its approval or recommendation of this Agreement or the terms of the Merger in a manner adverse to Acquiror, (ii) approve or recommend to the shareholders of the Company an Acquisition Proposal or Alternative Transaction, (iii) approve or recommend that the shareholders of the Company tender their shares in any tender or exchange offer that is an Alternative Transaction, or (iv) fail to include the recommendation of the Board of Directors of the Company in favor of approval of the terms of the Merger pursuant to Section 5.01(c) or fail to take the action required by the second sentence of Section 5.02(a); or (y) take any position or make any disclosures to the Company's shareholders permitted pursuant to Section 4.02(e) which has the effect of any of the foregoing; or

            (f) by Acquiror or the Company, if any representation or warranty of the Company or Acquiror, respectively, set forth in this Agreement shall be untrue when made, such that the conditions set forth in Sections 6.02(a) or 6.03(a), as the case may be, would not be satisfied (a "Terminating Misrepresentation"); provided that, if such Terminating Misrepresentation is curable prior to June 30, 2002 by the Company or Acquiror, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Acquiror, as the case may be, continues to exercise such reasonable best efforts, neither Acquiror nor the Company, respectively, may terminate this Agreement under this Section 7.01(f); or

            (g) by Acquiror, if any representation or warranty of the Company shall have become untrue such that the condition set forth in Section 6.02(a) would not be satisfied, or by the Company, if any representation or warranty of Acquiror shall have become untrue such that the condition set forth in Section 6.03(a) would not be satisfied (in either case, a "Terminating Change"), in either case other than by reason of a Terminating Breach (as hereinafter defined); provided that if any such Terminating Change is curable prior to June 30, 2002 by the Company or Acquiror, as the case may be, through the exercise of its reasonable best efforts, and for so long as the Company or Acquiror, as the case may be, continues to exercise such reasonable best efforts, neither Acquiror nor the Company, respectively, may terminate this Agreement under this
Section 7.01(g); or

            (h) by Acquiror or the Company, upon a breach of any covenant or agreement on the part of the Company or Acquiror, respectively, set forth in this Agreement such that the conditions set forth in Sections 6.02(b) or 6.03(b), as the case may be, would not be satisfied (a "Terminating Breach"); provided that, except for any breach of the Company's obligations under Section 4.02, if such Terminating Breach is curable prior to June 30, 2002 by the Company or Acquiror, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Acquiror, as the case may be, continues to exercise such reasonable best efforts, neither Acquiror nor the Company, respectively, may terminate this Agreement under this Section 7.01(h); or

            (i) by the Company, if (w) the Board of Directors of the Company shall have authorized the Company, subject to complying with the terms of this Agreement, including Section 4.02, to enter into a definitive agreement with respect to a Superior Proposal and the Company shall have notified Acquiror in writing that it intends to enter into such an agreement, attaching such agreement or a summary of the material terms thereof, (x) Acquiror shall not have made, within two full business days (disregarding any partial business days) of receipt of the Company's written notification of its intention to enter into a definitive agreement with respect to a Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the shareholders of the Company as the Superior Proposal, (y) the Company prior to such termination pursuant to this clause (i) shall have paid to Acquiror in immediately available funds the Fee and the Expenses required to be paid pursuant to Section 7.03(b), and (z) the principal terms of this Agreement shall not theretofore have been approved by the Company Shareholders Meeting; or

            (j) by Acquiror, if the Average Share Price is less than $45.00, provided that (i) Acquiror shall have given the Company notice of its intention to terminate pursuant to this Section 7.01(j) prior to 5:00 p.m. New York City time on the third trading day immediately preceding and not including the date of the Company Shareholders Meeting and (ii) the Company shall not, by 5:00 p.m. New York City time on the second trading day immediately preceding and not including the date of the Company Shareholders Meeting, have delivered a notice to Acquiror agreeing that the Exchange Ratio shall equal 0.8444; provided further that if the Company shall deliver the notice referred to in the preceding clause (ii), this Agreement shall not be terminated under this Section 7.01(j) and the Exchange Ratio for all purposes of this Agreement shall equal
0.8444 or, if the parties shall so agree in their respective sole and absolute discretion, a higher number.

            For purposes of Section 7.01(f) and 7.01(g) and Sections 6.02(a) and 6.03(a):

            (w) all representations and warranties shall be interpreted without giving effect to the words "materially" or "material" or to any qualification based on such terms or based on the defined term "Material Adverse Effect";

            (x) any representation and warranty (other than those contained in Sections 2.03, 2.04, 2.15, 2.25, 2.26, 3.02, 3.03, 3.10, 3.11, 3.12 and 3.14)
shall be deemed untrue only if such representation and warranty shall fail to be true and correct in all respects except (A) as a result of acts or omissions required or permitted under this Agreement or (B) where the failure of such representations and warranties to be true and correct would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company or Guarantor, as the case may be; and

            (y) any representation and warranty contained in Section 2.03, 2.04, 2.15, 2.25, 2.26, 3.02, 3.03, 3.10, 3.11, 3.12 and 3.14 shall be deemed untrue only if such representation and warranty shall fail to be true and correct in all material respects.

            SECTION 7.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or shareholders except that the Company or Acquiror may have liability or obligations as set forth in Section
7.03 and as set forth in or contemplated by Section 8.01 hereof. Notwithstanding the foregoing, nothing herein shall relieve the Company or Acquiror from liability for any willful breach hereof or willful misrepresentation herein (it being understood that (x) the provisions of Section 7.03 do not constitute a sole or exclusive remedy for such willful breach or misrepresentation and (y) the mere existence of a Material Adverse Effect, by itself, shall not constitute such a willful breach).

            SECTION 7.03 Fees and Expenses. (a) Except as set forth in this
Section 7.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that if the Merger is not consummated, Acquiror and the Company shall share equally
(i) all SEC filing fees and printing expenses incurred in connection with the printing and filing of the Proxy Statement/Prospectus (including financial statements and exhibits and any preliminary materials related thereto) and any amendments or supplements thereto and (ii) conveyance and similar taxes required to be paid by the Company prior to the Effective Time pursuant to Section 5.11.

            (b) The Company shall pay Guarantor a fee of $17.5 million (the "Fee"), and shall pay Acquiror's and Guarantor's respective actual, documented and reasonable out-of-pocket expenses, relating to the transactions contemplated by this Agreement (including, reasonable fees and expenses of counsel and accountants and out-of-pocket expenses (but not fees) of financial advisors) ("Expenses," as applicable to Acquiror, Guarantor or the Company), such payment of Expenses not to exceed $1 million, upon the first to occur of any of the following events:

                (i) the termination of this Agreement by Acquiror or the Company pursuant to Section 7.01(d)(ii); provided that (i) there shall not have been a Terminating Misrepresentation, Terminating Change or Terminating Breach on the part of Acquiror and (ii) (A) prior to such termination, (1) there shall be outstanding a bona fide Acquisition Proposal which has been made directly to the shareholders of the Company or has otherwise become publicly known or (2) there shall be outstanding an announcement by any credible third party of a bona fide intention to make an Acquisition Proposal (in each case whether or not conditional and whether or not such proposal shall have been rejected by the Board of Directors of the Company) or (B) an Alternative Transaction shall be publicly announced by the Company or any third party within nine (9) months following the date of termination of this Agreement, and such transaction, in the case of clause (A) or (B), shall at any time thereafter be consummated on substantially the terms theretofore announced (or on terms that are more favorable to the shareholders of the Company).

                (ii) the termination of this Agreement by Acquiror pursuant to
Section 7.01(e); or

                (iii) the termination of this Agreement by the Company pursuant to Section 7.01(i).

            (c) Upon a termination of this Agreement by Acquiror or the Company, as the case may be, pursuant to Section 7.01(h), the Company shall pay to Guarantor and Acquiror or Guarantor or Acquiror shall pay the Company, as the case may be, their respective Expenses relating to the transactions contemplated by this Agreement, but in no event more than $1 million. In addition, if termination is by Acquiror, the Company shall pay Guarantor the Fee if the Terminating Breach is willful and either (A) prior to such termination, (1) there shall be outstanding a bona fide Acquisition Proposal which has been made directly to the shareholders of the Company or has otherwise become publicly known or (2) there shall be outstanding an announcement by any credible third party of a bona fide intention to make an Acquisition

Proposal (in each case whether or not conditional and whether or not such proposal shall have been rejected by the Board of Directors of the Company) or
(B) an Alternative Transaction shall be publicly announced by the Company or any third party within nine (9) months following the date of termination of this Agreement, and such transaction, in the case of clause (A) or (B), shall at any time thereafter be consummated on substantially the terms theretofore announced (or on terms that are more favorable to the shareholders of the Company).

            (d) Upon a termination of this Agreement by Acquiror pursuant to
Section 7.01(f), the Company shall pay to Guarantor and Acquiror their respective Expenses relating to the transactions contemplated by this Agreement, but in no event more than $1 million. Upon a termination of this Agreement by the Company pursuant to Section 7.01(f), Acquiror shall pay to the Company its Expenses relating to the transactions contemplated by this Agreement, but in no event more than $1 million.

            (e) The Fee and/or Expenses payable pursuant to Section 7.03(b), 7.03(c) or 7.03(d) shall be paid within one business day after a demand for payment following the first to occur of any of the events described in Section 7.03(b), 7.03(c) or 7.03(d) as applicable; provided that in no event shall the Company or Acquiror, as the case may be, be required to pay such Fee and/or Expenses to the entities entitled thereto if, immediately prior to the termination of this Agreement, the other entity entitled to receive such Fee and/or Expenses was in material breach of its obligations under this Agreement.

            (f) For purposes of this Section 7.03, the definition of Alternative Transaction set forth in Section 4.02(a) shall be modified to replace "25%," as it appears in such definition, with "40%".

                                  ARTICLE VIII

                               GENERAL PROVISIONS

            SECTION 8.01 Effectiveness of Representations, Warranties and Agreements. (a) Except as otherwise provided in this Section 8.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, except that the agreements in this Agreement which contemplate performance after the Effective Time shall survive the Effective Time indefinitely and those set forth in Sections 7.02 and 7.03 and this Article VIII shall survive termination indefinitely. The Confidentiality Agreement and the last two sentences of Section 5.03 shall survive termination of this Agreement in accordance with the terms of the Confidentiality Agreement.

            (b) Any disclosure made with reference to one or more Sections of the Company Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant; provided that such relevance is reasonably apparent. Disclosure of any matter in the Company Disclosure Schedule shall not be deemed an admission that such matter is material or is required to be disclosed.

            SECTION 8.02 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

            If to Acquiror:

                          Tyco Acquisition Corp. 33
                          c/o Tyco International (US) Inc.
                          One Tyco Park
                          Exeter,  NH  03833
                          Attn:  President
                          Telecopy: (603) 778-7700
                          Confirm:  (603) 778-9700


            With a copy (which shall not constitute notice) to:

                          Tyco International (US) Inc.
                          One Tyco Park
                          Exeter,  NH  03833
                          Attn:  General Counsel
                          Telecopy: (603) 778-7700
                          Confirm:  (603) 778-9700

            and

                          Kramer Levin Naftalis & Frankel LLP
                          919 Third Avenue
                          New York, NY  10022
                          Attn:  Abbe L. Dienstag, Esq.
                          Telecopy:  (212) 715-8000
                          Confirm:   (212) 715-9100

            If to the Company:

                          McGrath RentCorp
                          5700 Las Positas Road
                          Livermore, CA 94550
                          Attn: Chief Executive Officer
                          Telecopy:  (925) 453-3200
                          Confirm:   (925) 606-9200

            With a copy (which shall not constitute notice) to:

                          Morrison & Foerster LLP
                          425 Market Street
                          San Francisco, CA 94105
                          Attn:  Bruce A. Mann, Esq.
                          Telecopy:  (415) 268-7522
                          Confirm:  (415) 268-7000


            SECTION 8.03 Certain Definitions. For purposes of this Agreement, the term:

            (a) "affiliates", with respect to any person, means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

            (b) "business day" means any day other than a day on which banks in New York City are required or authorized to be closed;

            (c) "Company SEC Documents" means the reports, schedules, forms, statements and other documents filed by the Company with the SEC since December 31, 2000 and prior to the date of this Agreement pursuant to Section 13(a), 14(a), 14(c) or 15(d) of the Exchange Act;

            (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

            (e) "dollars" or "$" means United States dollars;

            (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the SEC's rules and regulations promulgated thereunder;

            (g) "Guarantor SEC Documents" means the reports, schedules, forms, statements and other documents filed by Guarantor with the SEC since September 30, 2000 and prior to the date of this Agreement pursuant to Section 13(a), 14(a) 14(c) or 15(d) of the Exchange Act;

            (h) "knowledge" means, with respect to any matter in question, that the executive officers, or any employee having primary or substantial oversight responsibility for the matter of the Company, Acquiror or Guarantor, as the case may be, have or at any time had actual knowledge of such matter;

            (i) "Material Adverse Effect," when used in connection with the Company or any of its subsidiaries or Guarantor or any of its subsidiaries, as the case may be, means any change, effect or circumstance that (i) is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company and its subsidiaries or Guarantor and its subsidiaries, as the case may be, in each case taken as a whole, excluding the effects of changes to the extent arising from or related to (A) the United States or global economy or capital markets generally, (B) general changes in conditions in the industries in which the Company or Guarantor, as the case may be, conducts business (including as a result of acts of war or terrorism or other hostilities or threat of war or terrorism) or (C) this Agreement, the transactions contemplated hereby or the announcement hereof or thereof, including any effects on personnel, customers and suppliers or (ii) materially adversely affects the ability of the Company or Acquiror and Guarantor, as the case may be, timely to perform the obligations or consummate the transactions contemplated by this Agreement and, in the case of Guarantor, the Guarantee;

            (j) "NYSE" means the New York Stock Exchange;

            (k) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

            (l) "SEC" means the Securities and Exchange Commission;

            (m) "Securities Act" means the Securities Act of 1933, as amended, and the SEC's rules and regulations promulgated thereunder; and

            (n) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Acquiror, Guarantor or any other person means any corporation, partnership, limited liability company, joint venture or other legal entity of which the Company, the Surviving Corporation, Acquiror, Guarantor or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

            When reference is made in this Agreement to the Company, Acquiror or Guarantor, such reference shall include their respective subsidiaries, as and to the extent the context so requires, whether or not explicitly stated in this Agreement.

            In this Agreement (i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) the word "including" shall mean "including without limitation" and (iv) any reference herein to a Section, Article or Schedule refers to a Section or Article of or a Schedule to this Agreement, unless otherwise stated.

            Any representation or warranty as to the enforceability of any agreement or commitment is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

            SECTION 8.04 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the principal terms of this Agreement by the shareholders of the Company, no amendment may be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended, except by an instrument in writing signed by the parties hereto.

            SECTION 8.05 Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

            SECTION 8.06 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 8.07 Severability. (a) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

            (b) The Company and Acquiror agree that the Fee provided in Section 7.03(b) is fair and reasonable in the circumstances. If a court of competent jurisdiction shall nonetheless, by a final, nonappealable judgment, determine that the amount of the Fee exceeds the maximum amount permitted by law, then the amount of the Fee shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.

            SECTION 8.08 Entire Agreement. This Agreement and Guarantor's guarantee hereof constitute the entire agreement and supersede all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matters hereof and thereof, except as otherwise expressly provided herein or therein.

            SECTION 8.09 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that all or any of the rights of Acquiror hereunder may be assigned to Guarantor or any direct or indirect wholly-owned subsidiary of Guarantor, provided that no such assignment shall relieve the assigning party of its obligations hereunder.

            SECTION 8.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including by way of subrogation, other


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

than Section 5.06 (which is intended to be for the benefit of the Indemnified Parties and Covered Persons and may be enforced by such Indemnified Parties and Covered Persons) and Section 7.03 (which contains provisions intended to be for the benefit of Guarantor and may be enforced by Guarantor) and other than the right of the shareholders of the Company to receive the Merger Consideration if, but only if, the Merger is consummated and not otherwise (regardless of the reason for the Merger not being consummated).

            SECTION 8.11 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

            SECTION 8.12 Governing Law; Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts executed and fully performed within the State of New York, except to the extent that the CGCL applies and, to that extent, by the internal laws of the State of California or to the extent the NGCL applies and, to the extent, by the internal laws of the State of Nevada.

            (b) Each of the parties hereto submits to the jurisdiction of the courts of the State of New York and the federal courts of the United States located in the City of New York, Borough of Manhattan, with respect to any claim or cause of action arising out of this Agreement or the transactions contemplated hereby.

            SECTION 8.13 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts (by facsimile or original signature), each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            SECTION 8.14 Waiver of Jury Trial. EACH OF ACQUIROR AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 8.15 Performance of Guarantee. Unless otherwise previously performed, Acquiror shall cause Guarantor to perform all of its obligations under the Guarantee.

            SECTION 8.16 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

            IN WITNESS WHEREOF, Acquiror and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            TYCO ACQUISITION CORP. 33


                                            By: /s/ Mark D. Foley
                                                _______________________
                                            Name:  Mark D. Foley
                                            Title:

                                            MCGRATH RENTCORP


                                            By: /s/ Robert P. McGrath
                                                _______________________
                                            Name:  Robert P. McGrath
                                            Title:

                                    GUARANTEE

        Tyco International Ltd. ("Guarantor") irrevocably guarantees each and every representation, warranty, covenant, agreement and other obligation of Acquiror and/or any of its permitted assigns (and where any such representation or warranty is made to the knowledge of Acquiror, such representation or warranty shall be deemed made to the knowledge of Guarantor), and the full and timely performance of their respective obligations under the provisions of the foregoing Agreement between Tyco Acquisition Corp. 33 and McGrath RentCorp. This is a guarantee of payment and performance, and not of collection, and Guarantor acknowledges and agrees that this guarantee is full and unconditional, and no release or extinguishment of Acquiror's obligations or liabilities (other than in accordance with the terms of the Agreement), whether by decree in any bankruptcy proceeding or otherwise, shall affect the continuing validity and enforceability of this guarantee, as well as any provision requiring or contemplating performance by Guarantor.

        Guarantor hereby waives, for the benefit of the Company, (i) any right to require the Company, as a condition of payment or performance by Guarantor, to proceed against Acquiror or pursue any other remedy whatsoever and (ii) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, except to the extent that any such defense is available to Acquiror.

        Without limiting in any way the foregoing guarantee, Guarantor covenants and agrees to take all actions to enable Acquiror to adhere to each provision of the Agreement which requires an act or omission on the part of Guarantor or any of its subsidiaries to enable Acquiror to comply with its obligations under the Agreement.

        The provisions of Article VIII of the Agreement are incorporated herein, mutatis mutandis, except that notices and other communications hereunder to Guarantor shall be delivered to Tyco International Ltd., The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, Attn: Chief Corporate Counsel and Chief Financial Officer, Telecopy No. (441) 295-9647, Confirm No.
(441) 292-8674 (with a copy as provided therefor in Section 8.02).

        All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

        We understand that the Company is relying on this guarantee in entering into the Agreement and may enforce this guarantee as if Guarantor were a party thereto.

                                            TYCO INTERNATIONAL LTD.


                                            By:/s/ Mark Swartz
                                               -------------------------
                                            Name: Mark Swartz
                                            Title: Chief Financial Officer


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